SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   FORM SB-2/A

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                            THE  TRACKER  CORPORATION  OF  AMERICA
--------------------------------------------------------------------------------
                 (Name of Small Business Issuer in Its Charter)
DELAWARE                          7299                    86-0767918
--------------------------------------------------------------------------------
  (State or Other Jurisdiction       (Primary Standard          (I.R.S. Employer
       of Incorporation          Industrial Classification       Identification
       or Organization)                 Code Number)                  Number)

1120  FINCH  AVE.  WEST,  SUITE  303,  NORTH  YORK,  ONTARIO  CANADA  M3J  3H8;
--------------------------------------------------------------------------------
                                  800-822-8757
--------------------------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices)

          ARKIN  MEROLLA  LLP,  ONE  SECURITIES  CENTRE,  SUITE  302,
--------------------------------------------------------------------------------
                3490  PIEDMONT  ROAD,  ATLANTA  GEORGIA  30305;  404-467-5244
--------------------------------------------------------------------------------
            (Name, Address and Telephone Number of Agent For Service)

     Approximate Date of Commencement of Proposed Sale to the Public: from time to time after this registration statement becomes effective.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.  [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.  [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.  [   ]

     If  delivery of the prospectus is expected to be made pursuant to Rule 434,
check  the  following  box.  [   ]

                         CALCULATION OF REGISTRATION FEE

======================  =============  ==================  ================  =============
Title of Each Class                        Estimated                          Amount of
   Of Securities To       Amount to      Conversion or        Estimated      Registration
    Be Registered       Be Registered  Exercise Value(1)   Aggregate Value        Fee
----------------------  -------------  ------------------  ----------------  -------------
Resale of common stock
underlying:
Conversion notes         10,000,000           .185          $1,850,000.00       $488.40
Repricing warrants        5,500,000           .185          $1,017,500.00       $268.62
Purchase warrants          100,000            .185             $18,500.00         $4.88
Callable warrants         8,900,000           .185          $1,646,500.00       $434.68
                        -------------                      ----------------  -------------
                         24,500,000                         $4,532,500.00     $1,196.58
                                                                             -------------
======================  =============  ==================  ================  =============

(1)  Computed  pursuant  to  Rule  457(c)  for  the  purpose  of  calculation  of  the registration  fee  on the basis of the bid and asked price of our common stock on
     July 6, 2000  as  reported  by  the  National  Quotation  Bureau,  Inc.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

JULY 7,  2000                                   AMENDED PRELIMINARY PROSPECTUS

                             THE TRACKER CORPORATION
                                   OF AMERICA

                     UP TO 24,500,000 SHARES OF COMMON STOCK



     The selling stockholders of The Tracker Corporation of America may offer up to 24,500,000 shares of our common stock upon conversion of the notes and the exercise of the warrants.

     The security holders may sell their shares of common stock after delivery of this prospectus to purchasers, from time to time, through broker-dealers or underwriters at the prevailing market price as listed on the OTC Bulletin Board under the symbol "TRKR." We will not receive any of the proceeds from the secondary offering and sale of the common stock by the security holders.

     See,  RISK  FACTORS  on  page  1.

     Our principal offices are located at 1120 Finch Avenue West, Suite 303, North York, Ontario, Canada M3J 3H7. For more information, contact Bruce Lewis at 1-800-822-8757.

                         -------------------------------

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                         -------------------------------

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS


RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . .    1

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . .    7

DETERMINATION OF CONVERSION AND EXERCISE PRICES. . . . . . . .    8

SELLING SECURITY HOLDERS . . . . . . . . . . . . . . . . . . .   14

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . .   16

LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . .   16

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS .   17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT   19

DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . .   20

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
          SECURITIES ACT LIABILITIES . . . . . . . . . . . . .   21

BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

MANAGEMENT'S DISCUSSION AND ANALYSIS . . . . . . . . . . . . .   29

DESCRIPTION OF PROPERTY. . . . . . . . . . . . . . . . . . . .   35

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . . . . . . .   35

MARKET FOR COMMON EQUITY . . . . . . . . . . . . . . . . . . .   36

EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . .   37

CHANES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
          AND FINANCIAL DISCLOSURE . . . . . . . . . . . . . .   45

FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . .  F-1

                                  RISK FACTORS

     The securities offered in this prospectus involve a high degree of risk. In addition to the other information contained in this prospectus, you should
consider  the  following  risk  factors  before  making  an  investment.   The
occurrence of any the following risks could materially adversely affect our business, financial condition and results of operations. Additional risks and uncertainties not presently known to us or that we currently view as immaterial might also materially adversely affect our business, financial condition or results of operations. In such a case, the value of your investment could decline and you may lose all or part of your investment.

     This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of a variety of factors, including those set forth in the following risk factors and elsewhere in this prospectus.

BECAUSE OF OUR HISTORY OF OPERATING LOSSES AND EXPECTATION OF FUTURE LOSSES, OUR INDEPENDENT AUDITORS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR FUTURE VIABILITY AS A GOING CONCERN IN THEIR MOST RECENT AUDIT REPORT.

     We have generated only modest revenue and have sustained significant operating losses each year since our inception. In fact, we have not generated any significant revenue since September 1997. We have accumulated a deficit of $18,383,541 as of December 31, 1999. Our ability to generate revenue from operations and achieve profitability is largely dependent upon a successful transition from a development stage company to a fully operating company. In order to achieve that, we will require significant additional financing to penetrate new markets for our products and services. If we are unable to attract such financing or achieve profitable operations, we may be forced to cease or significantly limit our operations. As a result of the foregoing conditions, our independent public accountants expressed doubt about our future viability as a going concern in their audit report dated July 8, 1999.

THE CONVERSION OF THE BRIDGE FINANCING NOTES AND THE EXERCISE OF THE WARRANTS MAY CAUSE A SUBSTANTIAL INCREASE IN SHARES OUTSTANDING, WHICH COULD ADVERSELY AFFECT OUR STOCK PRICE AND OTHER SHAREHOLDERS' OWNERSHIP INTEREST.

     As of December 31, 1999, we had 53,988,579 shares of common stock outstanding. We have reserved 20,000,000 shares of common stock for future issuance pursuant to the conversion of notes and the exercise of certain warrants. We cannot assure that the issuance of the common stock reserved for future issuance will not materially adversely affect the prevailing market price of our common stock and other shareholders' ownership interest.

BECAUSE THE CONVERSION AND/OR EXERCISE PRICE IS TIED TO THE MARKET PRICE, THE NUMBER OF SHARES THAT MAY BE ISSUED WILL INCREASE AS OUR STOCK PRICE DECREASES.

     A potentially unlimited number of shares can be issued under the conversion terms of the notes and related warrants since the exercise price of the warrants is tied to the market price of our common stock. As such, the number of shares that can be issued will increase as the price decreases. The 24,500,000 shares we are registering should be sufficient to cover the conversion of the notes and exercise of the warrants down to a low price of $.18 per share. Should the conversion and/or exercise price drop below $.18 per share, we may need to register additional shares to complete the transaction.

BECAUSE NO CLEARLY IDENTIFIED MARKET EXISTS FOR OUR PRODUCTS AND SERVICES, WE MAY LACK THE FINANCIAL RESOURCES TO DEVELOP ANY MARKET ACCEPTANCE.

     Our future success entirely depends on the successful development, commercialization and market acceptance of our personal property marking and monitoring system. Our initial marketing efforts, which focused primarily on consumer applications of our technology, were not successful. Identifying markets that will respond favorably to our products and services will present marketing and financial challenges to us. We are experimenting with new business models that are speculative and untested to date. We cannot assure that we will gain a significant level of commercial acceptance for our products and services in any commercial market.

     We have a large number of competitors across a variety of industries that have substantially greater financial, technical, marketing, and management resources. For example, we currently offer a pet registration service using our technology. However, Pets.com and Petopia.com have recently launched web pages as a lead in to the sale of pet related products. These marketing efforts may hinder our success in the pet registration market. Similarly, we recently launched a business asset management system in certain niche markets. One of our competitors, Tangram Enterprise Solutions, has over twenty times greater assets than us and ten times the work force. Should we compete directly with them, their financial and personnel strength could prevent us from capturing those markets. As a result, demand and market acceptance for our products and services are subject to a high level of uncertainty.

OUR  FUTURE  SUCCESS  DEPENDS  ON THE EXPERIENCE AND RETENTION OF KEY PERSONNEL.

     Our success is largely dependent on our ability to attract and retain key management and operating personnel. We particularly depend on the efforts and skills of Bruce I. Lewis, Jay S. Stulberg, Christopher Creed, and Tizio Panara. We have entered into employment agreements with Mr. Lewis and Mr. Stulberg and are planning to enter into agreements with Mr. Creed and Mr. Panara. The loss, incapacity, or unavailability of any of these individuals could materially adversely affect our business, financial condition or results of operation.

     It may also be necessary for us to attract and retain additional individuals to support our growth or to replace key personnel in the event of their termination of employment. Because qualified individuals are in high demand and are often subject to competing offers, we cannot assure that we can attract and retain qualified personnel needed for our business.

OUR STOCK MAY EXPERIENCE SEVERE VOLATILITY BECAUSE OF THE LIMITED TRADING MARKET AVAILABLE.

     Our common stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board. The market for the common stock must be characterized as extremely limited due to the low trading volume and the small number of brokerage firms acting as market makers. Because stocks traded on the OTC Bulletin Board generally have limited brokerage and news coverage, the market price of our common stock may not reflect our true value. As a result, you may find it difficult to dispose of our common stock or to obtain accurate quotations as to our value. Over the past eighteen months our stock has traded at a price as low as $.05 per share and as high as $.87 per share. We cannot assure that the over-the-counter market for our securities will continue, that a more active market will develop, or that the prices in any such market will be maintained at their current levels or otherwise. Furthermore, technological innovations, new product developments, general trends in our industry and quarterly variations in our results of operations may cause the market price of the common stock to fluctuate significantly.

PENNY  STOCK  RULES

     Our common stock is subject to the penny stock rules promulgated under the Exchange Act of 1934. The penny stock rules regulate broker-dealer practices in connection with transactions in equity securities with a price of less than $5.00. This does not include securities registered on certain national securities exchanges or quoted on the NASDAQ system as long as the exchange or system provides current price and volume information with respect to transactions in such securities. The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. This must occur prior to a transaction involving a penny stock not otherwise exempt from the rules. The broker-dealer must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid/offer quotations and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effectuating the transaction. It also must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock. As such, you may find it more difficult to sell our common stock in the over-the-counter market.

OUR  CURRENT  OWNERSHIP  STRUCTURE  AND  THE  PROVISIONS  OF  OUR  ARTICLES  OF
INCORPORATION  AND  BYLAWS  MAY  HINDER  ANY  MATERIAL  CHANGE  IN  CONTROL.

     Our directors, officers, principal stockholders and their affiliates will continue to beneficially own approximately 6% of the common stock immediately following this registration. This assumes the full exercise of currently exercisable options and warrants and the conversion of outstanding convertible debentures. As a result of such ownership, our directors, officers, principal stockholders and their affiliates will effectively have the ability to maintain, control and direct our business and affairs. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control. In addition, our articles of incorporation and bylaws contain provisions that have the effect of retaining the control of current management and may discourage any acquisition bids. Such provisions could limit the price that investors might be willing to pay in the future for shares of the common stock. It may also impede the ability of stockholders to replace management should factors warrant such a change.

OUR FUTURE SUCCESS DEPENDS ON THE ACCEPTANCE OF OUR TECHNOLOGY IN THE MARKETPLACE AND OUR FINANCIAL ABILITY TO KEEP UP WITH THE TECHNOLOGY CHANGES IN OUR INDUSTRY.

     We cannot assure that our competitors and potential competitors will not succeed in developing or marketing technologies and products that will be more accepted in the marketplace or render our technology obsolete or noncompetitive. Most of our competitors and potential competitors have substantially greater capital resources, research and development staffs and facilities than us. Products based on new technologies such as radio frequency or new industry standards may render our existing products obsolete and unmarketable. Over the past two years we have invested minimal capital to maintain and update our technology. Any delay in developing, testing and releasing enhanced or new products could materially adversely affect our business, operating results and financial condition.

OUR LACK OF SIGNED AGREEMENTS WITH SUPPLIERS MAY PREVENT US FROM EFFECTIVELY DISTRIBUTING OUR PRODUCTS AND SERVICES TO THE MARKET.

     The ability to market, sell and operate our products and services depends on the procurement of necessary goods and services. Although we have preliminary understandings with suppliers, these may be difficult to enforce. We cannot assure that we will achieve and maintain product quality and reliability in the quantities required for commercial operations or within a period that will permit us to introduce our products in a timely fashion. We also cannot assure that we will be able to assemble and manufacture our products at an acceptable cost.

OUR FUTURE RELATIONSHIP WITH SYMBOL TECHNOLOGIES IS DEPENDENT ON OUR SALE OF A MINIMUM NUMBER OF THEIR SCANNERS, WHICH WE PRESENTLY CANNOT FULFILL.

     We procure scanning equipment from Symbol Technologies, particularly the PDF 1000 laser scanner. This is the first laser scanner to read two-dimensional bar code. On May 18, 1999 we entered into an agreement with Symbol whereby we were granted the exclusive right to use the PDF 1000 laser scanners in the United States, Canada, and Europe for personal property identification and recovery purposes. This contract is subject to a minimum annual purchase requirement of 5000 laser scanner units having a purchasing effect of at least $10,000,000. We will likely not meet this requirement and Symbol will be permitted to terminate the contract should it so choose. Should Symbol terminate the agreement, our business may be harmed in two ways:

     (1) we may no longer be capable of securing future orders due to a lack of supply; and
     (2) we may not be able to honor existing service agreements with current customers using the Symbol scanners

Consequently, the termination of the Symbol contract would directly affect the general viability of us as a going concern.

BECAUSE OUR PRODUCTS AND SERVICES ARE SUBJECT TO LENGTHY SALES CYCLES, WE MAY LACK THE FINANCIAL RESOURCES TO MAINTAIN OPERATIONS.

     We typically experience long sales cycles that generally vary from three to six months. Because the implementation of our products and services involves significant capital expenditures by the customer, our sales are subject to lengthy approval processes and delays. We often devote significant time and resources to a prospective customer, including costs associated with multiple site visits, product demonstrations, and feasibility studies without any assurance that the prospective customer will decide to purchase our products.

OUR  FUTURE  SUCCESS  IS  DEPENDANT  ON  PATENTS AND PROPRIETARY TECHNOLOGY.  WE
CURRENTLY  DO  NOT  HAVE  ANY  PATENTS,  REGISTERED TRADEMARKS OR SERVICE MARKS.

     Our success partly depends on our ability to obtain patent protection for our proposed products and processes, to preserve our trade secrets and to operate without infringing the proprietary rights of third parties. We rely on a combination of trade secret, nondisclosure and other contractual agreements, and technical measures to protect the confidential information, know-how and proprietary rights relating to our personal property identification and recovery system. In addition, we have an exclusive license with Global Tracker to use the technology associated with an international patent application filed pursuant to the Patent Cooperation Treaty for our personal property identification and recovery system. We cannot assure, however, that this will mature into an issued patent or that any patent, trademark or service mark obtained or licensed by us will be held valid and enforceable if asserted by us against another party. In addition, these protections may not preclude third parties from asserting infringement claims against us. The successful assertion of such claims could materially adversely affect our business, operating results and financial condition.

     We do not have any registered trademarks or service marks. Furthermore, we do not have any active trademark or service mark applications pending before the U.S. Patent and Trademark Office or with any other regulatory authorities.

     Even if our pending patent is ultimately issued, other parties may hold or receive patents that contain claims covering our technology. Should this occur, it may delay or prevent the sale of our products and services. It may also require licenses resulting in the payment of fees or royalties by us in order to continue operations. We cannot assure that needed or potentially useful licenses will be available to us in the future on acceptable terms. An adverse determination in any litigation with respect to proprietary infringement could subject us to significant liabilities to third parties. In such a case, we may be required to seek licenses from, or pay royalties to, third parties. We could also be prevented from manufacturing, selling or using our proposed products.

WE WILL REQUIRE SIGNIFICANT FUTURE CAPITAL IN ORDER TO CONTINUE OPERATIONS. WE CANNOT ASSURE THAT FUTURE CAPITAL WILL BE AVAILABLE.

     We will require additional funds in the amount of $1,000,000 over the next six months to successfully market and operate our business. We estimate needing an additional $700,000 over the following twelve months. Our inability to obtain financing or to raise additional capital when needed on favorable terms could prevent or delay the marketing, sale and operation of our products and services. Insufficient funds may require us to delay, scale back or eliminate some or all of our programs designed to facilitate the commercial introduction of our products and services or prevent such commercial introduction altogether.

                                 USE OF PROCEEDS

     We will not receive any part of the proceeds from the sale of the shares of common stock underlying the bridge financing notes, should they be converted, or the attached repricing warrants, should they be exercised.

     The net proceeds from the exercise of the remaining warrants, if called and exercised, are estimated at $1,425,000. We cannot assure that we will call any of these warrants. Further, even if we do call these warrants, we cannot assure that the holders will choose to exercise them. We presently plan on using these funds, if any, for the development, sales and marketing of new products and services and for working capital.

                 DETERMINATION OF CONVERSION AND EXERCISE PRICES

     We have issued, sold, and delivered $1,700,000 in original principal amount of the bridge financing notes, which occurred through three closings. Net proceeds from the offering totaled approximately $1,436,000, which we deposited directly into our operating account.

     In addition to the convertible bridge notes, we issued four types of warrants. The repricing warrants are attached to the notes and are exercisable only if the stock price on the date of conversion falls below 125% of the stock price on the date of each closing. Given the closing stock price on the dates of the three closings, if the conversion occurs on a date when our stock is traded at greater than $0.37 per share, no repricing warrants will become exercisable. Each purchaser also received a callable warrant at the rate of $100,000 worth of shares of common stock for each $100,000 in principal amount of notes purchased and issued. Further, each investor received a purchase warrant at the rate of 20,000 warrants for each $100,000 in principal amount of notes purchased and issued.

     Each warrant has its own formula to determine the number of common shares into which it is exercisable. A summary of the principal amount of notes and warrants issued from the three closings and an explanation as to the basic returns on these instruments is given below:

FIRST  CLOSING:
Original  issue  date:  August  18,  1999
Average  market  price  five  days  prior  to  closing:  $0.294

                                                            PRINCIPAL           TYPE  OF  WARRANT
                                                                          ---------------------------
PURCHASER                                                    OF NOTE           CALLABLE      PURCHASE
-------------------------------------------------------  ----------------  ----------------  --------

SovCap Equity Partners, Ltd                              $      1,000,000  $1,000,000 worth   200,000
Cumberland House
#27 Cumberland Street
P.O. Box CB-13016
Nassau, New Providence
The Bahamas

SECOND CLOSING:
Original issue date: October 15, 1999
Average market price five days prior to closing: $0.195

                                                            PRINCIPAL           TYPE  OF  WARRANT
                                                                          ---------------------------
PURCHASER                                                    OF NOTE           CALLABLE      PURCHASE
-------------------------------------------------------  ----------------  ----------------  --------
Correllus International, Ltd                             $        150,000  $  150,000 worth    30,000
Edificio Marina Marbella 6B
Avenida Severo Ochoa 28
29600 Marbella, Spain

Arab Commerce Bank, Ltd                                  $        150,000  $  150,000 worth    30,000
P.O. Box 309
Grand Cayman
Cayman Islands


                                        7

Enrico Bonetti                                           $         50,000  $   50,000 worth    10,000
C/o Cross Finanz
Via S. Tecla, No. 4
20122 Milan, Italy


THIRD CLOSING:
Original issue date: December 7, 1999
Average market price five days prior to closing: $0.140


                                                            PRINCIPAL            TYPE  OF  WARRANT
                                                                                 -----------------
PURCHASER                                                    OF NOTE           CALLABLE      PURCHASE
-------------------------------------------------------  ----------------  ----------------  --------
SovCap Equity Partners, Ltd                              $        200,000  $  200,000 worth    40,000
Cumberland House
#27 Cumberland Street
P.O. Box CB-13016
Nassau, New Providence
The Bahamas

Correllus International, Ltd                             $         50,000  $   50,000 worth    10,000
Edificio Marina Marbella 6B
Avenida Severo Ochoa 28
29600 Marbella, Spain

Frutose - Marketing & Investors                          $        100,000  $  100,000 worth    20,000
Internacionais LDA
C/o Cross Finanz
Via S. Tecla, No. 4
20122 Milan, Italy


CONVERSION  OF  BRIDGE  FINANCING  NOTES

     The bridge financing notes can be converted into our common stock. Interest on the bridge financing notes is payable at a rate of 8% per annum from the original issue date until the maturity date. The maturity date is one hundred twenty days after the original issue date, at which time interest is payable at the rate of 11% per annum. The notes can be converted at our option up to 180 days after the original issue date. The redemption price of the notes shall be equal to the outstanding principal amount of the note plus accrued and unpaid interest and then increased by the following applicable rates:

                        Days  After           Redemption
                    Original Issue Date         Price
                    -------------------         -----
                     Day     0-Day  90         110.0%
                     Day    91-Day  120        112.5%
                     Day   121-                115.0%

     Assuming a date of redemption of August 1, 2000 for all three closings, we estimate the security holders would be entitled to the following redemption prices:

                                   Principal  Interest Earned    Redemption Price
    Security Holder                 of Note    Through 8/1/00        (@ 115%)
---------------------------------  ----------  ----------------  ----------------
1ST CLOSING
    SovCap Equity Partners         $1,000,000  $         88,411        $1,251,673
2ND CLOSING
    Correllus International        $  150,000  $         10,640        $  184,736
    Arab Commerce Bank             $  150,000  $         10,640        $  184,736
    Bonetti                        $   50,000  $          3,547        $   61,579
3RD CLOSING
    SovCap Equity Partners         $  200,000  $         11,112        $  242,779
    Correllus International        $   50,000  $          2,778        $   60,695
    Frutose                        $  100,000  $          5,556        $  121,389

     The number of shares of common stock issuable in payment of the redemption price on the date of conversion for each closing is equal to the following formula:

CONVERSION SHARES =                    redemption  price
                    ------------------------------------------------------------
                    average market price 5 days prior to the original issue date

     Assuming the conversion occurs on May 1, 2000 for all three closings, the following table shows the estimated number of conversion shares for the respective security holders:

Security Holder                        Redemption Price   Original Issue Date Price   Conversion Shares
-------------------------------------  -----------------  --------------------------  -----------------

SOVCAP EQUITY PARTNERS
1st Closing                            $       1,251,673  $                    0.294          4,257,391
3rd Closing                            $         242,779  $                    0.140          1,734,136
CORRELLUS INTERNATIONAL
  2nd Closing                          $         184,736  $                    0.195            947,364
  3rd Closing                          $          60,695  $                    0.140            433,536
ARAB COMMERCE BANK
  2nd Closing                          $         184,736  $                    0.195            947,364
BONETTI
  2nd Closing                          $          61,579  $                    0.195            315,790
FRUTOSE
  3rd Closing                          $         121,389  $                    0.140            867,064

                                                            TOTAL CONVERSION SHARES:          9,502,645

     We reserved 10,000,000 shares of common stock for conversion pursuant to the notes. Should the conversion occur at a date later than August 1, 2000, more shares may be issued than the above example since interest on the notes continues to accrue through the date of conversion.

REPRICING  WARRANTS

     Each note carries a repricing warrant, which may be exercised after the twenty-first trading day after the date of conversion of the note. The noteholder's ability to exercise the repricing warrant expires ninety days later at a price of $.001 per share. The number of shares of common stock to which the repricing warrant is exercisable for each closing is equal to the following formula:

     REPRICING  SHARES    =    number  of  conversion  shares     *     (x)
                                                                        ---
                                                                        (y)
where:
(x) = (125% of the average market price 5 days prior to the original issue date)
-  (average  market  price  5  days  prior  to  the  date  of  conversion)
(y)  =  average  market  price  5  days  prior  to  the  date  of  conversion

     Given this formula, the repricing warrants will only be exercisable if the stock price on the date of conversion falls below 125% of the stock price on the date of each closing. In terms of the formula, if (x) is negative, no repricing warrants are exercisable. As such, if the conversion occurs on a date when our stock is traded as greater than $0.37 per share, no repricing warrants will become exercisable under this offering. As of June 22, 2000 our stock traded at $0.185 per share. To show an example of how the repricing warrants may work, assume that we convert the notes on August 1, 2000 at a price of $0.20 per share. The following table describes how the above formula computes the repricing shares for each security holder:

                                                125% of
                                            Original Issue                     Repricing
Security Holder          Conversion Shares    Date Price       (x)      (y)     (x)/(y)    Shares
-----------------------  -----------------  ---------------  --------  ------  ----------  ---------

SOVCAP EQUITY PARTNERS
     1st Closing                 4,257,391  $         0.368     0.168    0.20      .84     3,576,208
     3rd Closing                 1,734,136  $         0.175    -0.025    0.20  negative            0
CORRELLUS INTERNATIONAL
     2nd Closing                   947,364  $         0.244     0.044    0.20      .22       208,420
     3rd Closing                   433,536  $         0.175    -0.025    0.20  negative            0
ARAB COMMERCE BANK
     2nd Closing                   947,364  $         0.244     0.044    0.20      .22       208,420
BONETTI
     2nd Closing                   315,790  $         0.244     0.044    0.20      .22        69,474
FRUTOSE
     3rd Closing                   867,064  $         0.175    -0.025    0.20  negative            0

                                                                  TOTAL REPRICING SHARES:  4,062,522


     Should the security holders eligible to exercise the repricing warrants choose to do so, then the number of shares of common stock issuable pursuant to the repricing warrant for each closing is equal to the following formula:

        =  number  of  repricing shares * (average market price 5 days prior to the date of  conversion  -  .001)
--------------------------------------------------------------------------------
       average  market  price  5  days  prior  to the date of conversion

     The difference between this formula and the previous one is that the security holder must pay a price of $0.001 for each exercised share. In the previous example, the eligible security holders were eligible to exercise the repricing warrants assuming a conversion price of $0.20 per share. Thus, the formula is equal to:

number  of repricing shares * (0.20-.001)   =  number of repricing shares * .995
                              -----------
                                 0.20

      Consequently, the following table describes the resulting number of common shares issued to the security holders, given a conversion price of $0.20 per share:

Security Holder          Repricing Shares   .995    Number of Shares of Common Stock
-----------------------  ----------------  -------  --------------------------------
SOVCAP EQUITY PARTNERS   3,576,208      *  .995          =               3,558,327
CORRELLUS INTERNATIONAL   208,420       *  .995          =                 207,378
ARAB COMMERCE BANK        208,420       *  .995          =                 207,378
BONETTI                   208,420       *  .995          =                  69,127
         TOTAL  SHARES  OF  COMMON  STOCK  FROM  REPRICING  WARRANTS:    4,062,522

     Given the recent price of our stock, we reserved 5,500,000 shares of common stock to be issued according to the repricing warrants. Obviously, the number of shares to be issued under the repricing warrants is directly linked to our stock price on the conversion date of the notes. As the conversion price decreases, the number of shares to be issued pursuant to the repricing warrants increases. In fact, a potentially unlimited number of shares may be issued under the repricing warrants should our stock near a price of $0.00 per share.
Given the current reserve of 5,500,000 shares, only if the notes are converted at a price below $0.18 will we need to register additional shares in order to satisfy our obligation under the repricing warrants.

PURCHASE  WARRANTS

     Each investor received an exercisable purchase warrant at the rate of 20,000 warrants for each $100,000 in principal amount of notes purchased and issued. The expiration date for the purchase warrants is five years following the original issue date for each closing. The exercise price of the purchase warrants for each closing is equal to the greater of: (i) 120% of the closing bid price on the original issue date; or (ii) 75% of the average closing bid price for the 5 trading days immediately prior to the date the purchase warrant is exercised.

     As of June 22, 2000, our stock price traded at $0.185 per share. Assuming this is the price on the date the purchase warrant is called, the exercise price is then the greater of:

     (i)     120%  of  the  closing  bid  price  on  the  original  issue date
                -     1st  closing  =  120%  *  $0.294  =  $0.353
                -     2nd  closing  =  120%  *  $0.195  =  $0.234
                -     3rd  closing  =  120%  *  $0.140  =  $0.168
or   (ii)    75%  of  the  closing  bid  price  on  the  exercise  date
                -     75%  *  $0.185  =  .13875

     Consequently, in this example the exercise price of the purchase warrants is 120% of the closing bid price on the original issue date for all security holders regardless of when the original closing occurred. At such a price, the warrant holders would be purchasing our stock at a premium above market value. This is unlikely to occur, since if the warrant holders wanted to make an additional investment, each could do so at a lower price through purchase of our shares at the market. However, to show an example of how the purchase warrants may work, assume that the price on the date we call the purchase warrants is $0.49 per share, which our stock traded at on March 21, 2000. The number of shares of common stock then issuable upon conversion of the purchase warrants for each closing is equal to the following formula:

     =  number  of  purchase  warrants    *     (x)
                                                ---
                                                (y)
where:
(x)  = (average market price 5 days prior to the date the warrant is exercised)
        -  (exercise  price)
(y)  =  average  market price 5 days prior to the date the warrant is exercised

     Given the assumed price on the date the purchase warrant is exercised is $0.49 per share and the exercise price is $0.3675, the formula above results in:

     (x)         =  ($0.49  -  $0.3675)  =  $0.1225
     (y)         =  $0.49
     (x)/(y)     =  $0.1225  =  .25
                    -------
                    $0.49

     Consequently, the number of shares of common stock issuable according to the purchase warrants and our proceeds would be as follows:

                           Purchase                 Issued
Security Holder         Warrant Shares  (x)/(y)  Common Shares  Exercise Price   Our Proceeds
----------------------  --------------  -------  -------------  ---------------  -------------
SovCap Equity Partners         240,000     0.25         60,000  $        0.3675  $      22,050
Correllus                       40,000     0.25         10,000  $        0.3675  $       3,675
Arab Commerce Bank              30,000     0.25          7,500  $        0.3675  $       2,756
Bonetti                         10,000     0.25          2,500  $        0.3675  $         919
Frutose                         20,000     0.25          5,000  $        0.3675  $       1,838

                                 TOTAL SHARES ISSUED:   85,000       TOTAL PROCEEDS  $  31,238

     Should the call and exercise occur at a lower price than $0.49 on the date of the exercise, our proceeds would decrease. We reserved 100,000 shares of common stock to be issued according to the purchase warrants.

CALLABLE  WARRANTS

     Each investor received an exercisable callable warrant at the rate of $100,000 worth of shares of common stock for each $100,000 in principal amount of notes purchased and issued. The expiration date for the callable warrants is one year following the original issue date for each closing. The exercise price of the callable warrant shares is equal to 80% of the average closing bid price for the five (5) trading days immediately prior to the date the warrant is exercised. We may redeem the callable warrants at the rate of $.001 for each callable warrant share.

     For example, assuming a call and exercise price of $0.20 per share, the resulting exercise price is $0.148 per share. The following table described the amounts of common stock received by the security holders and the proceeds we will receive from such a sale:

Security Holder         Principal in Notes  Common Shares   Exercise Price   Our Proceeds
----------------------  ------------------  --------------  ---------------  -------------

SovCap Equity Partners  $1,200,000               6,000,000  $         0.16  $       960,000
Correllus               $  200,000               1,000,000  $         0.16  $       160,000
Arab Commerce Bank      $  150,000                 750,000  $         0.16  $       120,000
Bonetti                 $   50,000                 250,000  $         0.16  $        40,000
Frutose                 $  100,000                 500,000  $         0.16  $        80,000

                       TOTAL SHARES ISSUED:      8,500,000    TOTAL PROCEEDS:  $  1,360,000

     We reserved 8,900,000 shares of common stock pursuant to the callable warrants. Should the call and exercise occur at a lower price than $0.19, we would need to register more shares in order to complete the transaction. Our proceeds would remain the same.


                            SELLING SECURITY HOLDERS

     This prospectus registers the offer and sale of up to 24,500,000 shares of our common stock by SovCap Equity Partners, Ltd., Correllus International, Ltd., Arab Commerce Bank, Ltd., Enrico Bonetti and Frutose - Marketing & Investors Internacionais LDA. The following table describes the number of securities presently owned by each selling security holder prior to this registration statement. We also include the names of the control persons for each of the selling shareholders.

SOVCAP  EQUITY  PARTNERS,  LTD
Barry  Herman,  President
    -     $1,200,000 in convertible bridge notes with attached repricing warrant
    -     $1,200,000  worth  of  shares  in  callable  warrants
    -     240,000  in  purchase  warrants
CORRELLUS  INTERNATIONAL,  LTD
Jan  Telander,  Director
    -     $200,000  in  convertible bridge notes with attached repricing warrant
    -     $200,000  worth  of  shares  in  callable  warrants
    -     40,000  purchase  warrants
ARAB  COMMERCE  BANK,  LTD
Tony  DeNazareth,  Secretary
    -     $150,000  in  convertible bridge notes with attached repricing warrant
    -     $150,000  worth  of  shares  in  callable  warrants
    -     30,000  purchase  warrants
FRUTOSE  -  MARKETING  &  INVESTORS  INTERNACIONAIS  LDA
Gianni  Ferrara,  General  Attorney
    -     $100,000  in  convertible bridge notes with attached repricing warrant
    -     $100,000  worth  of  shares  in  callable  warrants
    -     20,000  purchase  warrants
ENRICO  BONNETTI
    -     $50,000  in  convertible  bridge notes with attached repricing warrant
    -     $50,000  worth  of  shares  in  callable  warrants
    -         10,000  purchase  warrants-

     As of June 22, 2000, our stock traded at $0.185 per share. For purposes of the below table, we assume the conversion price of the notes and the exercise price of the warrants is $0.20 per share. Note, no purchase warrants will be exercised at this price. The following table describes the number of securities issued under this registration statement and the maximum total number of securities available to be sold after the offering.

     As of May 11, 2000, there were approximately 360 record holders of common stock. Percentage of ownership is based upon 56,627,509 issued and outstanding shares of common stock beneficially owned on May 11, 2000, including currently exercisable warrants to purchase 1,250,000 shares of common stock, currently exercisable options to purchase 40,000 shares of common stock, currently exercisable options to purchase 2,498,578 shares of common stock, currently exercisable options to purchase 200,000 shares reserved under an option issued to Toda Corporation Limited for financial consulting services, and the 22,044,855 shares issued under the conversion of the notes and exercise of the warrants at $0.20 per share.

                                                       Total Shares Owned
Security Holder/Relationship                        After Conversion/Exercise  Percentage
--------------------------------------------------  -------------------------  ----------
SOVCAP EQUITY PARTNERS, LTD.                                       15,567,735       18.83
Institutional Investor

CORRLLUS INTERNATIONAL, LTD.                                        2,588,278        3.13
Institutional Investor

ARAB COMMERCE BANK, LTD.                                            1,904,742        2.30
Institutiional Investor

FRUTOSE - MARKETING & INVESTORS INTERNACIONAIS LDA                  1,367,064        1.65
Institutional Investor

ENRICO BONETTI                                                        634,917        0.08
Institutional Investor

     Should the conversion/exercise price drop below $0.20 per share, each security holder will receive more shares and thereby attain a greater percentage ownership.

                              PLAN OF DISTRIBUTION

     We will not receive any of the proceeds from the sale of the common stock by the selling security holders. We anticipate the selling security holders will offer the shares of common stock for sale either directly or through broker-dealers or underwriters. The broker-dealers or underwriters may act solely as agents or may acquire the shares of common stock as principals. They may receive compensation in the form of usual and customary or specifically negotiated underwriting discounts, concessions or commissions from the selling security holders or the secondary purchasers of the shares of common stock registered in this prospectus for whom they may act as agent.

     The net proceeds to the selling security holders from the sale of common stock will be the purchase price of the common stock sold less the aggregate agents' commissions and underwriters' discounts, if any. The selling security holders and any dealers or agents that participate in the distribution of the common stock may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

     The shares of common stock being offered by the selling security holders will be sold in one or more transactions on the OTC Bulletin Board or on any other market on which our common stock may be trading. The sale price to the public may be the market price prevailing at the time of sale, or a different price negotiated by the selling security holders. The selling security holders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares of common stock if they deem the purchase price to be unsatisfactory.

     The selling security holders participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations passed by the SEC. This may limit the timing of purchases and sales of any of the shares of the common stock by the selling security holders. It may also affect the marketability of the shares of common stock.

                                LEGAL PROCEEDINGS

     We are not a party to any material litigation and are not aware of any pending or threatened litigation that could materially adversely affect our business, operating results or financial condition.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


     The following table sets forth certain information with respect to our executive officers and directors as of December 31, 1999:

NAME                     AGE     POSITION
----                     ---     --------
Bruce  I.  Lewis          59     Chief Executive Officer and Chairman of the Board of Directors

Jay  S.  Stulberg         49     President, Chief Operating Officer, Chief Financial Officer and
                                 Director

Dr. H. Joseph Greenberg   77     Director

Carl  J.  Corcoran        62     Director

David  G.R.  Butler       63     Director

________________________


     BRUCE I. LEWIS has been our Chairman of the Board of Directors and Chief Executive Officer since June 30, 1994, and our President from August 12, 1995 to December 22, 1998. For the period from 1980 through May 1990, Mr. Lewis was President and a director of Albert Berg Limited and its subsidiaries. Its creditors petitioned Albert Berg into bankruptcy in May 1990. From June 1988 to August 1990, he served as the Chief Executive Officer of Cape Breton Chemical Corporation, a start-up PVC flexible stretch wrap manufacturer. From May 1990 through May 1993, Mr. Lewis was also a consultant to various companies in the areas of management and acquisition financing. From May 1993 until its dissolution in February 1998, Mr. Lewis served as the Chief Executive Officer and Chairman of the Board of Directors of Tracker Canada. From November 1997 to December 22, 1998, Mr. Lewis served as interim Chief Financial Officer.

     JAY S. STULBERG has been our President, Chief Operating Officer and Chief Financial Officer, and a director, since December 22, 1998 for the term expiring at the 2001 annual meeting of stockholders. Since February 1998, Mr. Stulberg has been the sole shareholder, director and officer of Global Tracker Corp. Since approximately 1984, Mr. Stulberg has served on the board of directors of two privately held family holding companies. From 1992 to 1994, Mr. Stulberg served as the Controller of Enershare Technology Corp. From 1994 to mid-1996, Mr. Stulberg served as the Group Controller of Algorithmics, Inc.

     H. JOSEPH GREENBERG has been a Director since December 22, 1998 for a term expiring at the 2002 annual meeting of stockholders. Dr. Greenberg has engaged in the practice of medicine since his graduation from medical school in 1952.
He  has  been  a  director  of  Genevest,  Inc.  since  1993.

     CARL J. CORCORAN has been a director since December 22, 1998 for a term expiring at the 2000 annual meeting of stockholders. IBM Corporation employed Mr. Corcoran in various capacities from 1951 to 1988, including General Manager of Operations of IBM Japan and President of IBM Canada. Mr. Corcoran is currently an officer and director of several family-held businesses, including Corcair Farms, Ltd., CorProperties, Inc., Cor Source Water Corporation, Corcorvest Corporation and CJC Bottling, Ltd. He is also a director of the Accessible Software Corporation, a publicly traded corporation, and A.A.B. Building Systems, Inc., a private company.

     DAVID G. R. BUTLER has been a director since December 22, 1998 for a term expiring at the 2001 annual meeting of stockholders. Mr. Butler is the chief executive officer and sole shareholder of Holiday Breaks International, Inc., which offers stay-free hotel accommodations to companies as sales and marketing incentives; MF Incentives, Inc., which offers travel coupons as sales incentives for manufacturers' products; and Newfound Communications, Inc., which offers premium incentive promotions. From 1978 until its sale in 1994, Mr. Butler was the sole shareholder and chief executive officer of Marshall Fenn Limited, a public relations and advertising agency. At Marshall Fenn, Mr. Butler established several affiliated enterprises referred to as the Marshall Fenn Group of Companies, including Holiday Breaks International, Inc., MF Incentives, Inc., and Newfound Communications, Inc.

CLASSIFICATION  OF  BOARD  OF  DIRECTORS

     Our certificate of incorporation and bylaws provide that the board of directors be divided into three classes of directors, with the classes to be as nearly equal in number as possible. Currently, those provisions mandate that approximately one-third of the directors will continue to serve until the 2000 annual meeting of stockholders, one-third will continue to serve until the 2001 annual meeting and one-third will continue to serve until the 2002 annual meeting. This classification of the board of directors makes it more difficult for stockholders to change the composition of the board of directors and could discourage a third party from attempting to obtain control.

COMMITTEES  OF  THE  BOARD  OF  DIRECTORS

     The  board  of  directors  currently  has  four  committees:

The Executive Committee comprises of Messrs. Lewis and Stulberg and is responsible for:
     -     supervising  our  day-to-day  operations
     -     strategic  planning
     -     recruiting  outside  directors.

The Audit Committee is comprised of Messrs. Butler and Stulberg and is responsible for:
     -     reviewing and recommending the engagement of our independent auditors
     - consulting with the independent auditors on the adequacy of internal controls
     -     reviewing  the  auditors'  reports  on  our  financial  statements

The Ethics Committee is comprised of Mr. Corcoran and Dr. Greenberg and is responsible for:
     -     reviewing  corporate  policies  and  procedures
     - insuring the dissemination of material information to all key managers

The Compensation Committee is comprised of Messrs. Butler and Corcoran and is responsible for:
     -     determining  the  compensation  of  our  senior  officers
     - reviewing recommendations by management as to the compensation of other officers and key personnel
     -     reviewing  management's  succession  program
     -     administer  the  stock  incentive  plan

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the common stock as of May 11, 2000 by:

   - Each person known to us to own beneficially more than 5% of our total voting stock;
   - The CEO and the other executive officers named in the summary compensation table;
   -  Each  of  our  directors;  and
   -  All  of  our  directors  and  officers  as  a  group.

     Except as otherwise indicated below, to our knowledge all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent that authority is shared by spouses under applicable law. The common stock is our only outstanding class of equity securities. As of May 11, 2000, there were approximately 360 record holders of common stock. Percentage of ownership is based upon 56,627,509 issued and outstanding shares of common stock beneficially owned on May 11, 2000, including currently exercisable warrants to purchase 1,250,000 shares of common stock, currently exercisable options to purchase 40,000 shares of common stock, currently exercisable options to purchase 2,498,578 shares of common stock, currently exercisable options to purchase 200,000 shares reserved under an option issued to Toda Corporation Limited for financial consulting services, and the 22,044,855 shares of common stock to be issued under the conversion of the notes and exercise of the warrants at $0.20 per share.

                                                Total Shares Owned
Beneficial Owner and Address                   As of March 14, 2000    Percentage
---------------------------------------------  ----------------------  -----------

Bruce I. Lewis, Chief Executive Officer                  3,344,289(1)        4.05%
1120 Finch Avenue West, Suite 303
North York, Ontario, Canada M3J 3H7

Jay S. Stulberg, Chief Financial Officer                 1,494,289(2)        1.81%
1120 Finch Avenue West, Suite 303
North York, Ontario, Canada M3J 3H7

H. Joseph Greenberg, M.D., Director                          3,333(3)        0.01%
1120 Finch Avenue West, Suite 303
North York, Ontario, Canada M3J 3H7

David G. R. Butler, Director                                 3,333(3)        0.01%
1120 Finch Avenue West, Suite 303
North York, Ontario, Canada M3J 3H7

H. Joseph Greenberg, M.D., Director                          3,333(3)        0.01%
1120 Finch Avenue West, Suite 303
North York, Ontario, Canada M3J 3H7

Executive Officers and Directors as a group,             4,848,587(3)        5.87%
Including those named above (five persons)

(1) Number of shares includes the option to purchase 1,244,289 shares of common stock. Furthermore, Mr. Lewis has pledged 600,000 shares of common stock and the option to purchase an additional 1,244,289 shares of common stock as security to the bridge financing notes.
(2) Number of shares includes the option to purchase 1,244,289 shares of common stock. Furthermore, Mr. Stulberg has pledged 250,000 shares of common stock and the option to purchase an additional 1,244,289 shares of common stock as security to the bridge financing notes.
(3) Number of shares includes the currently exercisable option to purchase 3,333 shares of common stock.

     Upon registration of the common stock described in this prospectus, SovCap Equity Partners, Ltd. will likely become a greater than 5% shareholder in our company. SovCap presently has a principal balance of $1,200,000 in our convertible bridge notes. Assuming we convert these notes into common stock at a conversion price of $0.20 per share, after conversion of the notes and exercise of the repricing warrants, SovCap would own approximately 9,549,854 shares of our common stock. Estimating the total issued and outstanding shares of common stock to be 73,000,000 at that point, SovCap would be a 13.08% shareholder. Under this scenario, our current management would beneficially own approximately 6.64% of the issued and outstanding common stock. Should this occur, SovCap may be in a position to effect a material change in our management. Furthermore, if we decide to call the remaining warrants, SovCap could be an even greater security owner if it decides to exercise them.

                            DESCRIPTION OF SECURITIES

     We are authorized to issue 100,000,000 shares of capital stock, of which 93,400,000 shares are common stock, par value $.001 per share, 100,000 shares are Class B common stock, par value $.00000007 per share, and 6,500,000 shares are undesignated shares of preferred stock, par value $.001 per share. No Class B common stock or preferred stock is issued and outstanding as of May 11, 2000. COMMON STOCK

     As of May 11, 2000, there were 56,627,509 shares of common stock outstanding, held of record by approximately 360 stockholders.

     Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. They are entitled to receive such dividends, if any, as may be declared from time to time by the board of directors, subject to any dividend preferences of the preferred stock. Upon our liquidation, dissolution, or winding up, the holders of common stock are entitled to share ratably in all of our assets available for distribution after payment of all liabilities and any liquidation preferences of the preferred stock. Holders of common stock have no preemptive rights, no cumulative voting rights and no rights to convert their common stock into any other securities.

PREFERRED  STOCK

     The board of directors is authorized to issue shares of preferred stock and establish the number of shares to be included in one or more classes or series. It may fix or alter the designations, preferences, or other special rights and qualifications or restrictions of the shares of each class or series. This includes the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the designations of each class or series. The issuance of preferred stock could adversely affect the rights of existing stockholders or could delay or prevent a change in our control without further action by the stockholders. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock and could make the removal of our present management more difficult.

      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

     We shall indemnify to the fullest extent permitted by the laws of Delaware any person made or threatened to be made, a party to any legal action or proceeding by reason of the fact the individual is or was our director, officer or employee, or served as an agent for any other enterprise at our request. The board of directors shall have the power to indemnify any person, other than a director or officer, made a party to any legal action, suit or proceeding by reason of the fact the individual was our employee.

     Pursuant to our bylaws, we may indemnify and/or purchase indemnity insurance for our directors, officers or other employees. We may also pay and/or advance expenses to our directors, officers and other employees who are eligible for or entitled to such payments or advances. The extent of any such indemnification, payment or advance shall be expressly authorized by the board of directors. Our right to indemnify such persons shall include, but not be limited to, our authority to enter into written agreements for indemnification.

     Subject to the laws of Delaware, our directors shall not be liable to the company or our shareholders for monetary damages for an act or omission in the director's capacity of a director, as long as the director acted in good faith.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue. This excludes any payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding.

Indemnification of officers or persons controlling us for liabilities arising under the Securities Act of 1933 is held to be against public policy by the SEC, and is therefore unenforceable.

                                    BUSINESS

CORPORATE  HISTORY

     We develop, market, sell and operate a personal property marking and monitoring system. Our technology utilizes advanced bar code and laser scanning technology that interfaces with a computer database and scanning network to create an identification system. Our website is located at www.tracker.com.

     Our current business began in July 1994 through a reorganization in which we acquired all of the issued and outstanding voting shares of Tracker Canada in exchange for approximately 90% of our total voting shares as of that date. Our predecessor was incorporated as a Utah corporation in 1986, and changed its state of incorporation to Nevada in 1992 and Delaware in 1994 through change in domicile mergers. Concurrent with the effective date of the reorganization, we changed our fiscal year-end from December 31 to March 31.

BACKGROUND

     Tracker Canada, which originated our line of personal property identification systems, was incorporated in May 1993 and, until February 1998, was our operating subsidiary. Tracker Canada supported the development, marketing and sale of our products and services. Its functions also included personnel recruitment and management, advanced bar code and laser scanning technology research and development, proprietary software development, key supplier relationships, and business and marketing planning.

     Until 1995, the operations of Tracker Canada generated our only source of revenue. During the fiscal year ended March 31, 1996, we introduced a credit card registration service marketed by independent telemarketing firms. Subsequently, cash sales increased from $382,632 for the 1995-96 fiscal year to $7,977,881 for the fiscal year ended March 31, 1997. The increase in cash sales and the corresponding increase in recorded revenues for the 1996-97 fiscal year was due primarily to the increase in sales from our now discontinued credit card registration service.

     FTC  LAWSUIT;  BOARD  OF  DIRECTORS  AND  OFFICER  RESIGNATIONS

     In September 1997, the Federal Trade Commission filed a lawsuit against us in Georgia alleging our credit card registration service had violated Section 5 of the Federal Trade Commission Act and the FTC Trade Regulator Telemarketing Sales Rule. The FTC obtained a temporary restraining order halting the further sale of credit card registration services and an injunction freezing our assets. Upon completing an internal investigation, we elected to discontinue credit card registration service operations.

     Following commencement of the lawsuit, four members of our five-member board of directors, including all non-employee, outside directors, tendered their resignations. Subsequently, our Chief Financial Officer resigned as an executive officer, leaving Bruce I. Lewis, the Chief Executive Officer, as our sole director and executive officer.

     We settled the FTC lawsuit on July 28, 1998. The settlement, among other things, permanently barred Mr. Lewis and us from engaging directly or indirectly, in the business of credit card registration or promotion.

     TRACKER  CANADA  BANKRUPTCY;  CESSATION  OF  OPERATIONS

     The FTC lawsuit and the cessation of the credit card registration service had a negative effect on our financial condition and that of Tracker Canada. On January 27, 1998, Tracker Canada declared itself insolvent and a trustee in bankruptcy was appointed to liquidate its assets. The trustee sold the assets of Tracker Canada in February 1998.

     GLOBAL  TRACKER

       - On February 10, 1998, Global Tracker acquired substantially all of Tracker Canada's assets in an arm's length transaction from the Bankruptcy trustee. On July 30, 1998, we entered into a license agreement with Global Tracker. Under the agreement, we have an exclusive worldwide license to commercially exploit the technology formerly owned by Tracker Canada. The license is for a renewable seven-year term and provides for payment of a 12% royalty on gross revenues commencing in the second year of the license.

THE  PRODUCT

     Our technology consists of an identification device and a relational database that, depending upon how it is applied, works in tandem with a scanning network and recovery system.

     Identification  Device
     ----------------------

     The identification device consists of a label displaying a serial number that is resistant to partial destruction or defacement. The label may be attached to an article by adhesive, thermal transfer or laser etching onto metal, plastic or nylon textile. It contains a specially encoded insignia in advanced two-dimensional redundant bar code form, otherwise known as PDF 417 symbology. The PDF 417 symbology permits multiple repetitions of the alphanumeric number within the advanced bar code. Partial destruction or defacement of the insignia does not impair the ability of our laser scanners to read the label and communicate the information to our database.

     Relational  Database
     --------------------

     The relational database is a depository we maintain to index correlating identification information and other data entries to codes identified with the corresponding identification device. Although we make substantial efforts to protect data, avoid human error and ensure system security, privacy and integrity, no system is foolproof. Any material loss of information or security breach could damage our credibility and could materially adversely affect our business, operating results and financial condition.

     Scanning  Network
     -----------------

     We have developed a network consisting of a series of PDF 417-capable scanners. The laser scanner reads the serial number displayed on the identification device and transmits that information to our relational database. Scanners are also utilized with our inventory control and asset management systems. As of September 30, 1999, our scanners were located in 35 police stations and other sites in Canada and 22 sites in the United States, as compared to 39 scanners in Canada and 25 in the United States as of September 30, 1998.

     Recovery  System
     ----------------

After the scanner reads the identification device, it transfers the data via modem to our central database. We can then notify a user of an item's location and arrange for its retrieval. As of September 30, 1999, utilization of our technology has resulted in over 1000 successful recoveries. While these recoveries demonstrate the effectiveness of the system, to date the system has not generated sufficient sales volume.

STRATEGIC  FOCUS

     Prior to Tracker Canada's bankruptcy, our marketing efforts focused primarily on the consumer market for personal property identification and recovery. Although we believe the system has significant commercial potential, the marketing efforts undertaken to date have been met with only limited market acceptance. We presently do not have any current sources of income. Initially, we developed a personal property security kit that included 24 possession labels, eight clothing labels and 10 assorted shoe, key, luggage, and pet tags. We packaged the initial purchase as a membership service term and marketed the system indirectly as a value-added service offered by third parties.

     PRESENT  OPERATIONS

     While management conceived other potential applications for our technology, past experience and present financial circumstances dictate a more narrowly focused strategy. Consequently, we recently altered our business plan to divide our operations into two sectors: personal property registration and business asset management.

     Personal  Property  Registration
     --------------------------------

     We still believe that our technology provides an efficient method for tracking inventory and accessing related information. Presently, this type of central registration/identification system is mainly done through local initiatives and no national or regional industry leader exists to date. Given our failure to effectively market our products and services to date, there is a risk that a competitor could enter the market and capture a substantial market share to our detriment.

     In May 1997, we entered into an agreement with Schwinn Cycling & Fitness, a United States manufacturer of quality bicycles and accessories. In February 1999, Schwinn placed an additional order for 50,000 Tracker labels to be combined with bicycle locks Schwinn manufactures in Taiwan. Furthermore, in September 1999 we initiated a discussion with Schwinn on an OEM application of identifying bicycle ownership in addition to continuing label sales in bicycle accessory packs.

     On July 1, 1998, we signed a two-year agreement with Warrantech Additive, a wholly-owned subsidiary of Warrantech Automotive, to provide personal property identification labels and global recovery services to automobile dealers participating in Warrantech's vehicle service contract business. Through the labels, we provide immediate access to vehicle service information contained in our relational database. Because sales have thus far not met expectations, Warrantech is reviewing and exploring enhancements to the program.

      Business  Asset  Management
      ---------------------------

     We also believe our products and services can provide an efficient method for tracking and managing fixed assets. Manufacturers can use our technology by laser etching or otherwise applying a serial number containing specially coded insignia directly onto or into products during the manufacturing process. Possible applications for this service include computer chips, bicycles, power tools, electronic equipment, cameras and auto parts. We believe that the coded insignia adds value to a product by increasing the likelihood of recovery in the event of loss or theft. We anticipate the manufacturers will absorb the cost of laser etching. However, we currently do not have a contract with any manufacturer to laser etch or otherwise apply coded insignia at the point of manufacture.

     We believe our products and services can assist consumer products manufacturers combat long-term warranty fraud. This can be done through identifying the proper owner of the product warranty and then refuse to honor claims to which no obligation exists. The business asset management industry is relatively new and contains hundreds of competitors. Because there is a low cost of entry and basically no market barriers, software providers could achieve significant market share through a predatory pricing strategy.

     We recently installed a customized asset tracking management application at Sony Computer Entertainment America. As Sony is an alpha and beta site for this new product, we are continuing to develop the additional functionality that Sony requires. When completed and approved by Sony, it will be designed and incorporated into our new asset management system scheduled for release in July 2000. We plan to present the system to public and private sector clients as a portable solution for asset movement and individual accountability. The asset management system comprises of three components:

     (1)  a  desktop  multiple  document  interface  application;
     (2)  a  portable  data  collection  and  audit  application;  and
     (3) a communication utility that allows for the exchange of data between the desktop and portable device

     We incurred approximately $125,000 in costs to date. These costs are associated with the writing of functional specifications for the applications, the development of desktop applications by third party software developers and the installation and subsequent updates at our alpha and beta site. We estimate the release of the system for sale to the public can provide significant revenue over the next three years.

     MARKETING  AND  DISTRIBUTION

     Our long-term strategy is to introduce applications of our technology in select market niches and establish the system as a dominant brand name. Currently, we are considering an international pet registry lost and found, a key return service, and a bike registration program.

     We hope to establish credibility and confidence in the marketplace through affiliations, alliances, sponsorships, and promotional programs with well recognized, stable and reputable organizations. We are also marketing our products and services to police departments who have a need to inventory and warehouse lost and stolen bicycles. On March 22, 2000, we entered into a five-year license agreement with the Florida Police Chiefs Foundation to collaborate on a statewide Operation Bicycle Identification Program. This agreement will link our products and services to local and regional law enforcement agencies and is fundamental to the distribution of our products and services.

     Should the pilot program prove successful, we plan to expand this program to other states and then establish a national program. We are also beginning to establish promotional programs with manufacturers of consumer specialty products that have a high potential for loss. We intend to approach affinity groups such as charities and police benevolent societies to market our labels as promotional incentives. Finally, we are exploring the feasibility of the establishment of an international pet registry marketed through veterinarians, animal shelters and humane societies.

     We presently have no material backlog of orders. We have granted, and may grant in the future, commissions and other payments in connection with the distribution of our products.

INTERNATIONAL  OPERATIONS

     We presently maintain operations in Canada and the United States. International operations are subject to inherent risks, including unexpected changes in regulatory requirements, currency exchange rates, tariffs and other barriers, difficulties in staffing and managing foreign operations, and potentially adverse tax consequences. These factors may have a material impact on our ability to market products and services on an international basis. We do not engage in any hedging contracts because we receive a majority of our cash flow in United States dollars.

KEY  SUPPLIERS

     Our ability to market and sell our products and services depends in part on our ability to procure necessary equipment, supplies and services. These agreements or understandings tend to be informal, may be difficult to enforce, and may be subject to termination. Accordingly, we cannot assure that equipment, supplies or services will be available when needed or on terms favorable to us. Any such unavailability of equipment, supplies or services could prevent or delay the development, marketing, sale, operation and effectiveness of our products.

     We procure scanning equipment from Symbol Technologies. Symbol's PDF 417 is an advanced two-dimensional stacked symbology. In 1992, Symbol introduced the PDF 1000 laser scanner. This is the first laser scanner to read two-dimensional bar code. The PDF 1000 laser scanner is 30 times faster than conventional scanners. It also decodes in a rastering pattern across and down the PDF 417 symbol and reads both two-dimensional and one-dimensional bar codes. It is able to read poorly printed or damaged codes that have been defaced up to 60%. On May 18, 1999, we entered into an agreement with Symbol whereby we were granted the exclusive right to use Symbol's PDF 1000 laser scanners for personal property identification and recovery purposes in Canada, the United States and Europe. This contract is subject to a minimum annual purchase requirement of 5000 laser scanner units having a purchase price effect of at least ten million dollars ($10,000,000). We will likely not meet this requirement. As such, Symbol can terminate the contract if it so chooses. Nevertheless, we are currently working with Symbol on the design and development of a custom mobile registration application using two-dimensional barcodes as well as mobile enhancements to our current asset management system. Symbol is compiling a functional specification on applications identified from our initiated research.

COMPETITION

     We have a large number of competitors with substantially greater financial, technical, marketing, and management resources. The alternative methods used by our competitors presently include: (1) tracking by serial number; (2) tracking by the owner's imprinted name and address; and (3) conventional forms of insurance that reimburse consumers for lost items. As a result, demand and market acceptance for our products and services are subject to a high level of uncertainty. We currently have limited financial, personnel and other resources to undertake the extensive activities necessary to produce and market our products and services. We cannot assure that we will be able to successfully compete with existing or new competitors.

INTELLECTUAL  PROPERTY  PROTECTION  AND  INFRINGEMENT

     We rely on a combination of applicable patent laws, trade secret laws, nondisclosure and other contractual agreements, and technical measures to protect the confidential information, know-how and proprietary rights relating to our personal property identification and recovery system. In addition, we have filed an international patent application pursuant to the Patent Cooperation Treaty for our personal property identification and recovery system. However, these protections may not preclude competitors from developing a personal property identification and recovery system that is competitive with our system. We do not believe that our products and other confidential and proprietary rights infringe upon the proprietary rights of third parties. However, we cannot assure that third parties will not assert infringement claims against us in the future. The successful assertion of such claims could materially adversely affect our business, operating results and financial condition.

     We have no registered trademarks or service marks. Furthermore, we do not have any active trademark or service mark applications pending with the U.S. Patent and Trademark Office or with other regulatory authorities.

EMPLOYEES

     As of December 31, 1999, through contractual arrangements with Global Tracker, we employ a total of 14 persons, including two in management, two in administration and accounting, five in operations, including two part-time, three in sales and marketing and two in information systems, one of which is part-time. Our future success will depend in large part on our ability to attract, train and retain highly skilled and qualified personnel.

     None of our employees are represented by a labor union. We have experienced no work stoppages, and we believe that the relationship with our employees is excellent.

GOVERNMENTAL  REGULATIONS

     We are not subject to any governmental regulations other than those applicable to businesses generally. Although we believe we are in compliance with all currently applicable regulations, additional regulations could be enacted in the future that could materially adversely affect our business, operating results and financial condition. We are not currently affected or bear any costs associated with federal, state or local environmental laws.

REPORTS  TO  SECURITY  HOLDERS

     We have filed with the SEC a registration statement under the Securities Exchange Act of 1933 with respect to the securities offered herein. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. We will provide at no charge to any person upon written or oral request a copy of any such information. Requests should be directed to Bruce I. Lewis, 1120 Finch Avenue West, Suite 303, North York, Ontario Canada M3J 3H7.

     We are required to file reports with the SEC. These reports include: (1) an annual report on Form 10-K containing financial information examined and reported upon by our certified public accountants; (2) quarterly reports on Form 10-Q containing unaudited financial statements for each of the first three quarters of the fiscal year; and (3) additional information on Form 8-K concerning our business and operations deemed appropriate by our board of directors

     You may read and copy any materials we file with the SEC by visiting the public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Commission at 1-800-SEC-0330. Since we are an electronic filer, you may also receive information about us through the SEC's internet website that contains reports, proxy and information statements, and other information at http://www.sec.gov.
                 ------------------

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

GENERAL

     We have been in the development stage since formation. We primarily market, sell and operate a personal property marking and monitoring system. Our system utilizes advanced bar code and laser scanning technology to create an identification device that interfaces with a computer database and scanning network. We also sell, install and support corporate asset tracking and management software.

     We have not generated any significant revenue since we cancelled our credit card registration program in September 1997. Our ability to generate revenue from operations and achieve profitability is largely dependent on the successful commercialization of our products and services. This has not happened to date. In order to achieve success, we will require significant additional financing to penetrate new markets for our products and services. For these reasons, in its most recent report our independent auditor has expressed substantial doubt that we can continue as a going concern.

     We believe the societal trend towards using the internet for purchasing goods and services will have a positive effect on our future financial results through enhanced sales and a reduction in costs. In April 2000, we upgraded our website to enable e-commerce applications for the sale of our products and services. The website enables existing customers to upgrade our applications. We hope to reduce costs through the introduction of web-based activation of our tags and labels by end users and resellers. Currently, the tags and labels must be activated by either mail or telephone.

     We are presently focusing our resources on the development of our products and services rather than sales. During the past two fiscal years ended we spent $1,269,631 on development costs. The associated costs may have a detrimental effect on our short-term financial results and cash flow. However, these costs are necessary to our becoming commercially viable.

     Given our focus on development rather than sales, we have no source of current income. Although our agreements with Schwinn, Warrantech and Sony may prove fruitful in the future, we are not currently generating any income from them. Similarly, we are not generating any income from the bicycle identification program. Furthermore, our future success is largely dependent on the retention of Symbol Technologies as our supplier of portable bar-code scanning equipment. Because we have not satisfied Symbol's minimum annual purchase requirements to date, we cannot guarantee Symbol will support our sales effort in accordance with our agreement. The termination of the Symbol contract would directly affect our general viability as a going concern.

OVERVIEW

TREATMENT  OF  DISCONTINUED  OPERATIONS

     Our  profit  and loss from discontinued operations appears as a single line item in our statement of operations as required by generally accepted accounting principals. The balance of deferred revenue and expenses from our discontinued operations appearing on our balance sheet will be written off over the next two years and will continue to appear as a single line item on our statement of operations. Consequently, the only future impact of activities related to discontinued operations will be the recognition of deferred revenue and deferred charges. Their impact on our overall financial performance is not material to our present and future financial performance. As such, we limit our discussion in this section to only continuing operations.

REVENUES

     Since the discontinuation of the credit card registration program in September 1997 our only source of revenue has been from our personal property registration program and our nascent business information systems program. We have generated minimal sales to date. The revenue reported on our financial statements is mainly derived from the sale of our personal property registration kits through a variety of retail outlets and corporate affinity programs.

COST  OF  SALES

     The costs of sales primarily consists of costs associated with the construction and packaging of the personal property registration kits.

OPERATIONAL

     Operational costs contain wages paid to staff employees to maintain call centers servicing our current customer base. This includes subscribers to our personal property registration kit as well as residual clients from our discontinued credit card registration program.

INFORMATION  SYSTEMS

     The costs associated with information systems primarily relate to our efforts to maintain and update our operational systems to be year 2000 compliant.

SALES  AND  MARKETING

     We sell our personal property registration kit primarily through our direct sales forces. Selling and marketing expenses consist mostly of personnel costs, travel and promotional events such as trade shows, advertising, market research and public relations programs.

GENERAL  AND  ADMINISTRATIVE

     General and administrative expenses include executive compensation, legal and accounting fees and administrative costs associated with our facilities such as rent, office supplies, telephone expenses and corporate travel.

RESULTS  OF  OPERATIONS

NINE MONTHS ENDED DECEMBER 31, 1999 COMPARED TO NINE MONTHS ENDED DECEMBER 31, 1998

     REVENUES. Revenues from our personal property registration kits decreased by 52% to $55,061 for the nine months ended December 31, 1999 compared to $113,630 for the nine months ended December 31, 1998. The decrease in revenues was primarily due to our shift in emphasis from sales of personal property registration kits to the development of new products and services. We expect revenues to continue to decrease through June 2000.

     COSTS OF SALES. Costs of sales decreased by 91% to $5,563 for the nine months ended December 31, 1999 compared to $59,222 for the nine months ended

December 31, 1998. The decrease occurred because the majority of our sales for the 1999 period primarily related to software for business information solutions. The construction and packaging costs for software sales are significantly less than the personal property registration kits. We expect the declining trend to continue as long as we do not experience any significant revenue.

     OPERATIONAL. Operational costs increased by 29% to $197,833 for the nine months ended December 31, 1999 compared to $153,455 for the nine months ended December 31, 1998. This slight increase reflects our efforts to build an infrastructure to support our development and roll out of new products and services. This includes the hiring and training of additional staff. We expect operational costs to level off pending the implementation of our new products and services in June 2000.

     INFORMATION SYSTEMS. Information systems costs increased by 417% to $66,027 for the nine months ended December 31, 1999 compared to $12,765 for the nine months ended December 31, 1998. The increase resulted from the continuing necessity to have our computer systems year 2000 compliant. We also hired a chief information officer to explore and develop e-commerce applications for our products and services. We expect this cost to continue to increase in order to support our e-commerce development.

     SALES AND MARKETING. Sales and marketing expenses increased by 79% to $180,774 for the nine months ended December 31, 1999 compared to $100,777 for the nine months ended December 31, 1998. This increase in sales and marketing expenses reflects the increase in costs associated with the development of new marketing ideas. Until we find a significant market niche for our products and services, we expect these expenses to continue to grow if our cash flow allows it.

     GENERAL AND ADMINISTRATIVE. General and administrative expenses increased by 64% to $293,320 for the nine months ended December 31, 1999 compared to $179,241 for the nine months ended December 31, 1998. The increase in general and administrative expenses primarily resulted from the necessity to build an infrastructure to support our development of new products and services. We do not expect this cost to continue to grow until we achieve a substantial increase in or revenue.

FISCAL  YEAR  ENDED  MARCH 31, 1999 COMPARED TO FISCAL YEAR ENDED MARCH 31, 1998

     REVENUES. Revenues from our personal property registration kits increased by 246% to $126,875 for the year ended March 31, 1999 compared to $51,551 for the year ended March 31, 1998. The increase in revenues was primarily due to our exclusive reliance on the sales of personal property registration kits for income after we discontinued the credit card registration program in September 1997. We expect revenues for fiscal year end March 31, 2000 to decrease due to our shift in emphasis from sales to the development of new products and services.

     COSTS OF SALES. Costs of sales increased by 347% to $71,630 for the year ended March 31, 1999 compared to $20,660 for the year ended March 31, 1998. This increase is commensurate with the increase in revenues between the two years from the sale of personal property registration kits. We expect costs of sales to decrease in accordance with the continued decline in revenue for fiscal year end March 31, 2000.

     OPERATIONAL. Operational costs increased by 55% to $323,560 for the year ended March 31, 1999 compared to $717,193 for the year ended March 31, 1998. This decrease reflects an overhaul of the old corporate structure with the discontinuance of the CPS division and subsequent refocus of our efforts to build a new infrastructure to support our development and roll out of new products and services. We do not expect this trend to continue for fiscal year end March 31, 2000.

     INFORMATION SYSTEMS. Informational systems costs decreased by 86% to $45,181 for the year ended March 31, 1999 compared to $313,8113 for the year ended March 31, 1998. This decrease primarily resulted from our need to reduce staffing and stop further systems development for outbound telemarketing activities. Ongoing costs were primarily incurred to support efforts to have our computer systems year 2000 compliant. We expect a substantial increase for fiscal year end March 31, 2000 due to our hiring a chief information officer to explore and develop e-commerce applications for our products and services.

     SALES AND MARKETING. Sales and marketing expenses decreased by 78% to $126,601 for the year ended March 31, 1999 compared to $575,926 for the year ended March 31, 1998. This decrease in sales and marketing expenses reflects the reduction in corporate staffing and marketing initiatives required when we shutdown the primary operating division. We anticipate an increase in costs associated with the refocus of our business plan as well as the development of new marketing ideas to support the roll out of new products and services for fiscal year end March 31, 2000.

     GENERAL AND ADMINISTRATIVE. General and administrative expenses decreased by 50% to $903,646 for the year ended March 31, 1999 compared to $1,797,952 for the year ended March 31, 1998. The decrease in general and administrative expenses primarily resulted from our efforts to rebuild our core staff, focus on the development of new products and services, and the elimination of all corporate infrastructure required to support discontinued operations. These costs are expected to slightly increase for fiscal year end March 31, 2000 as we build infrastructure to support new sales initiatives.

LIQUIDITY  AND  CAPITAL  RESOURCES

     From our inception, we have primarily financed our operations through funds generated from the sale of capital stock, notes and debentures. Our losses since inception total approximately $18,383,541 as of December 31, 1999. Since August 1999, we have received approximately $1,400,000 in venture capital funding from off shore investors through the issuance of convertible bridge financing notes and associated warrants. We have used these funds primarily to fund the development of our new products and services. We plan to immediately convert these notes into common stock upon the registration of the underlying common stock to the notes and warrants. Thereafter, we may call, and the security holders may exercise, the outstanding warrants. We estimate that we could receive up to an additional $1,500,000 through the exercise of the warrants over the next twelve months.

     As of March 31, 1999, we are in default under the terms of our convertible debentures in the principal amount of $475,790 plus accrued interest at 15% per annum. Under the default, the debenture holders have the same rights as any unsecured creditor. Based on preliminary negotiations, we believe that some of the debenture holders are still inclined to convert the outstanding debt into common stock. We estimate the balance will be retired over the next twenty-four months through either conversion or future income streams. Our financial statements presently account for the fact that the debenture holders will not convert the outstanding debt. Consequently, if they do decide to convert their debt into common stock, our liquidity will improve.


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
     We are in default under a three-year real property lease that commenced on May 15, 1997. The lease requires an annual payment of $41,772. We negotiated a final settlement in the amount of $10,000, which currently remains unpaid.

     Our operating activities have used cash in each of the last two fiscal years. Cash used in operating activities totaled $569,348 and $502,682 for the nine months ended December 31, 1999 and 1998, respectively. Net losses were $630,504 and $18,036 for the nine months ended December 31, 1999 and 1998, respectively. Similarly, cash used in operating activities totaled $795,745 and $505,244 for the years ended March 31, 1999 and 1998, respectively. This resulted from net losses of $751,754 and $90,467 for the years ended March 31, 1999 and 1998, respectively.

     Cash used in investing activities was $NIL and $285,588 for the nine months ended December 31, 1999 and 1998, respectively. Similarly, cash used in investing activities was $NIL and $838,076 for the years ended March 31, 1999 and 1998, respectively. The cash used in investing activities for these periods was primarily used to purchase computer systems and software for internal development used to support our credit card registration program. It was also used to purchase furniture and equipment to accommodate our sales force.

     Cash provided by financing activities amounted to $1,452,318 and $45,282 for the nine months ended December 31, 1999 and 1998, respectively. During the nine months ended December 31, 1999, we received $1,452,318 from the sale and issuance of $1,700,000 in convertible bridge notes and related warrants. During the nine months ended December 31, 1998, we received $45,282 from the sale of common stock. Cash provided by financing activities amounted to $795,745 and $(137,138) for the year ended March 31, 1999 and 1998, respectively. During the year ended March 31, 1999, we received $795,745 from the sale of common stock. During the year ended March 31, 1998, we received $30,000 from the sale of common stock. During that year, we also repaid $167,138 to our outstanding debenture holders and convertible subordinated debenture holders.

     Our current cash projections indicate that our short-term annual funding requirements will be approximately $1.5 million for the next twelve months. We anticipate that future cash sales and equity or debt financing will cover our long-term cash needs, but this might not occur. No assurance can be given that the necessary funding will be available to us when needed, in sufficient amounts, on acceptable terms, or at all. Any failure to receive sufficient funding could affect our ability to continue as a going concern.

INFLATION;  SEASONABLITY

     While inflation has not had a material impact on operating results and we do not expect inflation to have a material impact on operating results, we cannot assure that our business will not be affected by inflation in the future. While our business to date has not been seasonal and we do not expect that our business will be seasonal in the future, we cannot assure that our business, on a consolidated basis, will not be seasonal in the future.

YEAR  2000  COMPLIANCE

     We use various packaged software applications as tools in running our accounting operations, database management and general business functions. We use certain proprietary software programs as tools to run our technology and have assessed the impact of year 2000 issues on all software and hardware. We determined that all existing hardware equipment is year 2000 compliant, except for certain equipment that we plan to retire. We implemented software vender


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
upgrades and modifications to ensure that our accounting operations, database management and general business systems remain functional with the year 2000. Our proprietary software programs were developed on year 2000 compliant platforms and we are not dependent on computer systems of any significant customers, vendors or other third parties in the course of normal business.

     We  did  not  experience  any  disruptions  due  to  year  2000  problems.

NEW  ACCOUNTING  PRONOUNCEMENTS

     In March 1998, the Accounting Standards Executive Committee issued Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. This requires all costs related to the development of internal use software other than those incurred during the application development stage to be expensed as incurred. Costs incurred during the application development stage are required to be capitalized and amortized over the estimated useful life of the software. Adoption is not expected to have a material effect on our consolidated financial statements since our policies are substantially in compliance with this pronouncement.

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, Reporting on the Costs of Start-Up Activities. This requires costs of start-up activities and organization costs to be expensed as incurred. Adoption is not expected to have a material effect on our consolidated financial statements.

     In June 1998, the FASB issued SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities. This is effective for fiscal years beginning after June 15, 1999 and requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income. This depends on whether a derivative is designed as part of a hedge transaction and, if it is, the type of hedge transaction. We do not expect this standard to have a material impact on our consolidated financial statements since we do not currently hold any derivative instruments.

                             DESCRIPTION OF PROPERTY

     We currently occupy approximately 3,700 square feet of office premises leased by Global Tracker for us on a month-to-month basis at a rate of $5,000 per month. Under the sublease, we may withhold rent payments to Global Tracker for the lesser of up to six consecutive months or such earlier date as the parties may terminate the sublease. Lease payments due and unpaid accrue at the rate of 10% per annum. We do not anticipate any difficulty in securing adequate new space in the event Global Tracker terminates the sublease. We believe that suitable additional space will be available as needed if future expansion is required.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS  WITH  MANAGEMENT

     We have entered into employment agreements containing severance arrangements with certain executive officers. These agreements provide for compensation payments under certain circumstances to each officer through the remainder of the term of the agreements. Our certificate of incorporation and bylaws provide for indemnification of all directors and officers. In addition, each director nominee, when elected, will enter into separate indemnification agreements with us.

     We have agreed with certain state regulatory authorities that so long as our securities are registered in such states, we will not make loans to our officers, directors, employees, or principal stockholders. This does not include loans made in the ordinary course of business, such as travel advances, expense account advances, relocation advances, or reasonable salary advances.

     Furthermore, all future transactions with our executive officers, directors, employees, 5% stockholders and affiliates will be subject to the approval of a majority of the independent, disinterested members of the board of directors. Such future transactions must be for bona fide business purposes on terms that are no less favorable to us than those that could be negotiated with unaffiliated parties.

GLOBAL  TRACKER

     In February 1998, Global Tracker acquired substantially all of the assets of Tracker Canada in a bankruptcy proceeding. Jay S. Stulberg, our Chief Financial Officer and Director, is the sole shareholder, officer and Director of Global Tracker. Following the bankruptcy proceeding, Global Tracker made the assets formerly owned by Tracker Canada available to us in order to permit us to carry on Tracker Canada's business. Since February 1998, Global Tracker has expended approximately $110,000 to support our business operations. Furthermore, Mr. Stulberg has personally loaned Global Tracker approximately $50,000 (USD) in operating capital. Under a license agreement with Global Tracker, we will pay Global Tracker a 12% gross royalty on our sales.

                            MARKET FOR COMMON EQUITY

     Our common stock is traded in the over-the-counter market on the OTC Bulletin Board under the symbol "TRKR." Quotations for our common stock were first listed on May 5, 1993. The market for our common stock must be characterized as extremely limited due to the low trading volume and the small number of brokerage firms acting as market makers. Additionally, stocks traded on the OTC Bulletin Board generally have limited brokerage and news coverage. Thus, the market price of the common stock may not reflect our true value. As a result, you may find it difficult to dispose of, or to obtain accurate quotations as to the value of, the common stock. We cannot assure that the over-the-counter market for our securities will continue, that a more active market will develop, or that the prices in any such market will be maintained at their current levels or otherwise.

     The following table sets forth, for the periods indicated, the high and low bid quotations for our common stock as reported by the National Quotation Bureau or Bloomberg. These quotations reflect inter-dealer prices, without adjustments for retail markups, markdowns or commissions, and do not represent actual transactions.

      Quarter Ended                    High             Low
      -------------                    ----             ---

September  30,  1997                 $0.3700          $0.1300
December  31,  1997                  $0.2100          $0.0450
March  31,  1998                     $0.0725          $0.0130
June  30,  1998                      $0.1150          $0.0150
September  30,  1998                 $0.09            $0.075
December  31,  1998                  $0.11            $0.05
March  31,  1999                     $0.1775          $0.0725
June  30,  1999                      $0.35            $0.10
September  30,  1999                 $0.40            $0.18
December  31,  1999                  $0.210           $0.1025


     On December 31, 1999, the high and low bid quotations for our common stock on the OTC Bulletin Board were $0.125 and $0.111, respectively. As of May 11, 2000, there were 56,627,509 shares of common stock outstanding held by approximately 360 holders of record, including broker-dealers and clearing corporations holding common shares on behalf of their customers.

     We have never paid any cash dividends on our common stock and do not intend to pay any cash dividends in the foreseeable future. Future earnings, if any, will be retained to fund the development and growth of our business.

                             EXECUTIVE COMPENSATION

COMPENSATION  OF  NAMED  EXECUTIVE  OFFICERS

     The following table provides certain information concerning the compensation earned by our Chief Executive Officer and other then-executive officers who received compensation in excess of $100,000 for services rendered in all capacities to us for the most recent three fiscal years.

                                        SUMMARY COMPENSATION TABLE

                                                                                 Long-Term Compensation
                                                  Annual Compensation
                                                                                  Awards           Payouts
                                                                          Restricted  Securities
                                                                            Stock     Under-Lying    LTIP     All Other
Name  and  then-                        Fiscal   Salary   Bonus   Other    Award(s)   Options/SARs  Payouts  Compensation
Principal Position                       Year      ($)     ($)    ($)(1)     ($)           (#)        ($)        ($)
--------------------------------------  -------  -------  ------  -------  ---------  ------------  -------  ------------
BRUCE I. LEWIS, CEO                     1999(2)        0                0    175,000     2,488,578
                                        1998      43,750           10,000    131,250
                                        1997     175,000           10,000
JAY S. STULBERG, President, COO  & CFO
                                        1999(2)   40,000                      85,000     2,488,578
MARK J. GERTZBEIN, CFO & Executive VP
                                        1998     175,000           10,000

(1)     Automobile  allowance
(2)     Estimated


                                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                      Potential Realizable Value At  Alternative to
                                                                      Assumed Annual Rates of Stock   (f) and (g)
                                                                      Price Appreciation For Option   Grant Date
                         INDIVIDUAL GRANTS                                          Term                Value
                                    Percent Of
                     Number of         Total
                     Securities      Options/
                     Underlying    SARs Granted    Exercise of                                      Grant Date
                    Option/SARs    To Employees     Base Price   Expiration                        Present Value
Name                Granted (#)   In Fiscal Year      ($/Sh)        Date       5% ($)   10% ($)          $
(a)                     (b)             (c)            (d)           (e)        (f)       (g)           (h)
------------------  ------------  ---------------  ------------  -----------  --------  --------  ---------------

Bruce I. Lewis(1)   2,488,578(3)            46.3%          .075         2003    51,566    62,909
                    ------------  ---------------  ------------  -----------  --------  --------

Jay S. Stulberg(2)  2,488,578(3)            46.3%          .075         2008   117,379   131,856
                    ------------  ---------------  ------------  -----------  --------  --------

(1)   Incentive  stock  option granted for a five-year term exercisable sequentially in two annual installments beginning  January  2000,  and  fully  vesting  beginning  January  2001.
(2)   Incentive  stock  option  granted for a ten-year term exercisable sequentially in two annual installments beginning  January  2000,  and  fully  vesting  beginning  January  2001.
(3)   Mr.  Lewis  and  Mr.  Stulberg  have each pledged their option rights to purchase an additional 1,244,289 shares  of  Common  Stock  as  security  to  the  Series  1  Bridge  Notes.


COMPENSATION  OF  DIRECTORS

     Non-employee directors are paid $500 for attendance at each meeting of the board of directors or a committee meeting and an annual retainer of $10,000. In addition, non-employee directors are eligible to receive options to purchase shares of our common stock.

EMPLOYMENT  CONTRACTS,  TERMINATION  OF  EMPLOYMENT  AND  CHANGE  OF  CONTROL

     BRUCE  LEWIS

     On December 18, 1998, we entered into an employment agreement with Mr. Lewis, pursuant to which Mr. Lewis serves as our Chief Executive Officer. The agreement provides for an annual base salary of $175,000, with increases of $37,500 each year based upon certain performance criteria beginning April 1, 2000, a maximum automobile allowance of $10,000 and eligibility for discretionary bonuses.

     The initial term for Mr. Lewis' agreement is three years with one-year renewal terms thereafter, and provides for the payment of a relocation allowance equal to the lesser of the actual relocation expenses or $25,000 per each occurrence. The agreement provides that Mr. Lewis is entitled to participate in any stock option, stock purchase, annual bonus, pension, profit sharing, life insurance and medical benefit plans and such other fringe benefits that may be applicable to our senior executive employees.

     If Mr. Lewis' employment is terminated for cause or if he terminates for any reason, he will be entitled to compensation through the date of termination. If, prior to a change of control, employment is terminated due to his death or disability, by us other than for cause or by him for good reason, he is entitled to receive all compensation through the date of termination. He also receives the continuation of base salary for the greater of one year or the remainder of the term of the agreement. In addition, we will maintain for 12 months, or through the date he obtains alternative employment, whichever is earlier, his participation in our employee benefit plans in which he was eligible to participate immediately before termination to the extent permissible under such plans. He will also have the right to exercise all vested stock options outstanding at the termination date in accordance with the plans governing those options. We will use our best efforts to remove the restrictions from any restricted stock held by him at termination. If his employment is terminated after a change of control, either by the executive for good reason or by us without cause, he will receive all the benefits he would have received for such a termination prior to a change of control. All unvested stock options held by him shall become immediately fully vested. Payments made in conjunction with a change of control are limited to an amount that will not result in either a loss of our income tax deduction under Internal Revenue Code.

     JAY  STULBERG

     On December 18, 1998, we entered into an employment agreement with Mr. Stulberg, pursuant to which Mr. Stulberg serves as our President, Chief
Operating Officer and Chief Financial Officer and Secretary. The agreement provides for an annual base salary of $125,000, with increases of $37,500 each year based upon certain performance criteria beginning April 1, 2000, a maximum automobile allowance of $10,000 and eligibility for discretionary bonuses.

     The initial term of Mr. Stulberg's agreement is three years with one-year renewal terms thereafter, and provides for the payment of a relocation allowance equal to the lesser of the actual relocation expenses or $25,000 per each occurrence. The agreement provides that Mr. Stulberg is entitled to participate in any stock option, stock purchase, annual bonus, pension, profit sharing, life insurance and medical benefit plans and such other fringe benefits that may be applicable to our senior executive employees.

     If Mr. Stulberg's employment is terminated for cause or if he terminates for any reason, he will be entitled to compensation through the date of termination. If, prior to a change of control, employment is terminated due to his death or disability, by us other than for cause or by him for good reason, he is entitled to receive all compensation through the date of termination. He also receives the continuation of base salary for the greater of one year or the remainder of the term of the agreement. In addition, we will maintain for 12 months, or through the date he obtains alternative employment, whichever is earlier, his participation in our employee benefit plans in which he was eligible to participate immediately before termination to the extent permissible under such plans. He will also have the right to exercise all vested stock options outstanding at the termination date in accordance with the plans governing those options. We will use our best efforts to remove the restrictions from any restricted stock held by him at termination. If his employment is terminated after a change of control, either by the executive for good reason or by us without cause, he will receive all the benefits he would have received for such a termination prior to a change of control. All unvested stock options held by him shall become immediately fully vested. Payments made in conjunction with a change of control are limited to an amount that will not result in either a loss of our income tax deduction under Internal Revenue Code.

STOCK  INCENTIVE  PLAN

     GENERAL. On June 30, 1994, the shareholders approved the 1994 Stock Incentive Plan and on November 1, 1995, August 22, 1997, and August 27, 1999 the shareholders approved certain amendments. The stock incentive plan is intended to attract, retain and motivate officers and other key employees. It is also intended to provide people with incentives and rewards for superior performance more directly linked to our profitability and increases in stockholder value. Individuals are selected for participation in the stock incentive plan by the compensation committee within the board of directors. An aggregate of 10,000,000 shares of common stock are reserved for issuance under the plan. It is subject to adjustment in the event of a stock split, stock dividend or other change in the common stock or capital structure. We anticipate no more than twelve people may receive grants under the plan, with no more than three non-employee directors involved. Unexercised options that expire may again be issued under the plan subject to limitations. The committee administers the plan and has the exclusive power to determine whether to grant an award. It also determines the terms and conditions of any grant of stock options, stock appreciation rights, performance shares, performance units, restricted shares or deferred shares to participants. It resolves all questions relating to the administration of the plan. Members of the committee are not eligible to receive grants or awards under the plan other than the automatic grants to non-employee directors.

     STOCK OPTIONS. Under the stock incentive plan, the committee may grant options to purchase shares of common stock. This includes options qualifying as incentive stock options under the Internal Revenue Code to employees as additional compensation. Options may be granted prior to termination of the plan. This will occur on the earlier of June 29, 2004 or the date on which all awards available for issuance in the last year of the plan have been issued or canceled. Options granted are subject to adjustment in the event of a stock split, stock dividend or other change in the common stock or our capital structure.

     Options  are  exercisable  over such period as determined by the committee.
However, no incentive stock option may be exercised after ten years from the date of grant. The term of options granted to holders of ten percent or more of our combined voting power shall not exceed five years from the date of grant. Options may be exercisable in installments as determined by the committee and are evidenced by option agreements. No option may be transferred other than by will or by the laws of descent and distribution. Options generally cannot be exercised after the termination of service. However, under certain circumstances the committee may consent to such termination of service or due to retirement, disability or death. In this event, the committee may take any action it deems equitable or in our best interests. The purchase price of common stock subject to an incentive stock option cannot be less than 100% of the fair market value of such common stock on the date of grant. The purchase price of common stock subject to a nonqualified option may be less than, equal to or greater than the fair market value of such common stock on the date of grant. However, if any individual to whom an incentive stock option is granted is the owner of stock possessing 10% or more of the total combined voting power of all classes of our stock, then the purchase price per share shall not be less than 110% of the fair market value of such common stock on the date of grant. The option price may be due upon exercise of the option. It may be paid in cash, check, shares of common stock or other consideration acceptable to the committee. It may also be deferred through a sale and remittance procedure with a brokerage firm designated by us. Grants can provide for reload option rights upon the exercise of options. However, the term of any such reload option will not extend beyond the term of the option originally exercised. During the fiscal year ended March 31, 1999, options for 5,377,157 shares, vesting over a three-year period, were granted at fair market value.

     APPRECIATION RIGHTS. The committee may also grant appreciation rights in tandem with an option or freestanding and unrelated to an option. An appreciation right entitles the participant to receive an amount payable in cash and/or shares of common stock equal to the positive difference between the fair market value of a share of common stock on the date of exercise and the appreciation right grant price. This is subject to any ceiling that may be imposed by the committee. The committee may specify that a grant of an appreciation right:

     (1)  is  subject  to  a  waiting  period  before  becoming  exercisable;
     (2)  may  be  exercised  within  specified  periods  of  time;  or
     (3)  may  be  exercised  only  upon  the  occurrence  of  certain  events

     Additionally, with respect to a tandem appreciation right, the committee may provide that such right may be exercised only when the related option is exercisable and the per share market value of our common stock on the date of exercise exceeds the exercise price of the related option.

     PERFORMANCE SHARES AND PERFORMANCE UNITS. Performance shares and performance units entitle the participant to receive cash and/or shares of common stock based upon the degree of achievement of pre-established management objectives over a performance period determined by the committee. The committee may adjust the management objectives and the related minimum acceptable level of achievement after the date of grant. This may be necessary to avoid distortion that would otherwise result from events not related to performance occurring after the date of grant. The committee may fix management objectives on the basis of any criteria it so chooses. The committee has sole discretion to determine the following:

     -   the  participants eligible for performance shares or performance units;
     -   the  duration  of  each  performance  period;
     -   the  value  of  each  performance  unit;  and
     - the number of shares or units earned on the basis of our performance relative to the established objectives

     At the end of the performance period, the committee will determine the number of performance shares and the number of performance units that have been earned on the basis of performance in relation to the objectives. Generally, a participant must be an employee at the end of the performance period to receive the performance shares or units. However, if the participant dies, retires, becomes disabled or ceases to be an employee prior to the end of the period with the committee's consent, the committee may take any action it deems equitable or in our best interests.

     RESTRICTED STOCK. A grant of restricted stock consists of a specified number of shares of common stock that is awarded in amounts determined by the committee and subject to forfeiture under such conditions and at such times as the committee may determine. An employee who has been awarded restricted shares may vote and receive dividends on restricted shares. However, he may not sell, assign, transfer, pledge or otherwise encumber restricted shares during the restricted period. If a participant's employment ceases prior to the end of the restricted period either with our consent or upon the occurrence of his death, disability or retirement, the restrictions may lapse with respect to some portion or all of the restricted stock. If a participant's employment terminates prior to the end of the restricted period for any other reason, the participant's entire restricted shares and restricted units are forfeited. Grants may be without additional consideration or in consideration of a payment by the participant that is less than the fair market value of the restricted stock on the grant date.

     DEFERRED SHARES. The committee may grant deferred shares to participants under the stock incentive plan. Each grant or sale of deferred shares will be subject to the fulfillment of conditions and a deferral period specified by the committee. During the deferral period, the participant will have no right to transfer the award, no right of ownership in the deferred shares, and no right to vote the deferred shares. However, the committee may authorize payment of dividend equivalents on the deferred shares in cash or our shares of common stock on a current, deferred or contingent basis. The participant may make without additional consideration or in consideration of payment grants that are less than the fair market value on the grant date.

     STOCK OPTIONS FOR NON-EMPLOYEE DIRECTORS. Under the stock incentive plan as originally adopted, each non-employee director elected or appointed on or after the effective date of the plan was automatically granted an option to purchase 10,000 shares of common stock upon election. The price per share to be paid at the time such option is exercised by a non-employee director is 100% of the fair market value of the common stock on the date of the grant of the option. The plan provides that options granted to non-employee directors have a maximum term of ten years. They are exercisable ratably in annual installments over three years. The option price is due upon exercise of the option. It may be paid in cash, check, shares of common stock or other consideration acceptable to the committee. It may also be deferred through a sale and remittance procedure with a brokerage firm designated by us. All options granted to a non-employee director who die or becomes disabled while serving as a director will become immediately and fully exercisable at the time of such termination of service as a director. Furthermore, all of his options may be exercised within twelve months after such cessation of service. If a former non-employee director should die within six months after cessation of board service, the personal representative of such former director's estate may exercise those vested options at the time of death for a twelve-month period following his death. If a non-employee director's service terminates for any reason other than those stated above, the options that are not then exercisable will be canceled. Any options that are then exercisable may be exercised at any time within six months after the date of such termination. All options granted to non-employee directors vest immediately upon a change of control. The portion of the plan applicable to non-employee directors is designed to be self-executing.

     The amendments to the stock incentive plan approved by the stockholders on November 1, 1995 provide for automatic stock option grants for 10,000 shares each year to eligible directors. This automatic option grant program would be limited to those persons who serve as non-employee members of the board and who do not beneficially own, directly or indirectly, or represent any stockholder that beneficially owns, directly or indirectly, more than 5% of our outstanding common stock. Each individual who first becomes an eligible director after the date of approval of the amendment to the plan by the stockholders would automatically be granted a nonqualified option to purchase 10,000 shares of common stock. On every anniversary of initial election or appointment, each person who is at that time serving as an eligible director would automatically be granted a nonqualified option to purchase 10,000 shares of common stock. There would be no limit on the number of automatic option grants that any one eligible director may receive. In addition to the amendment to the automatic grant provisions, the amendments to the plan provide that the exercise price of options granted pursuant to such automatic grants would be reduced to a price 25% below the average trading price of our common stock for the 30 days immediately prior to the grant date. On December 22, 1998, options were granted to our three outside directors.

     CHANGE OF CONTROL; CORPORATE TRANSACTIONS. The committee has the discretion to accelerate benefits under the stock incentive plan in the event of a change of control or a corporate transaction.

     Under the stock incentive plan, a change of control is a change in ownership or control of us effected through either of the following transactions:

(1) the direct or indirect acquisition by any person or related group of persons, other than by us or a person that directly or indirectly controls, is controlled by, or is under common control with, us, of the beneficial ownership of securities possessing more than 50% of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our shareholders or other transaction, in each case which the board does not recommend that our shareholders accept; or

(2) a change in the composition of the board over a period of 36 consecutive months or less such that a majority of the board members ceases, by reason of one or more contested elections for board membership, to be comprised of individuals who either have been (1) Board members continuously since the beginning of such period or (2) elected or nominated for election as board members during such period by at least a majority of the board members described in clause (1) who were still in office at the time such election or nomination was approved by the board.

     Under the stock incentive plan, corporate transaction means any of the following shareholder-approved transactions to which we are a party:

(1) a merger or consolidation in which we are not the surviving entity, except for a transaction the principal purpose of which is to change the state in which we are incorporated;

(2) the sale, transfer or other disposition of all or substantially all our assets in our complete liquidation or dissolution; or

(3) any reverse merger in which we are the surviving entity but in which securities possessing more than 50% of the total combined voting power of our outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

     TERMINATION, AMENDMENT AND ACCELERATION. The board of directors may amend, suspend or terminate the stock incentive plan at any time, but no such action may in any way impair the rights of recipients under any options or shares of restricted stock previously granted or any agreement executed under the stock incentive plan. Furthermore, without the approval of a majority of shareholders of common stock at a duly called special meeting, the board many not make a material amendment to the plan that:

   (1) increases the total number of shares, appreciation rights or performance units which may be issued under the plan;
   (2)  reduces  the  minimum  purchase  price  for  shares  subject to options;
   (3)  extends  the  maximum  period  during which options may be exercised; or
   (4)  changes  the  employees  eligible  to  participate  in  the  plan

     LOAN PROGRAM. The committee may,permit us to finance the exercise of our options and the payment of related taxes by means of loans to the participants. The committee may also allow participants to pay the exercise price or purchase price in installments or may authorize the payment of a cash bonus to allow participants to exercise options and rights under the stock incentive plan.
Each loan will be evidenced by a promissory note to be entered into by the participant in our favor. Each loan, including extensions, will be on such terms as determined by the committee. Loans or installment payments may be authorized with or without security or collateral. The maximum credit available will be the exercise or purchase price of the acquired shares plus any related federal, state and local income and employment tax liability, subject to any applicable margin borrowing limitation. The committee also has the authority to forgive all or a portion of the borrower's indebtedness in circumstances it deems appropriate. However, the Committee may not forgive that portion of a loan owed to cover par value.

     RESTRICTIONS ON GRANTS OF OPTIONS. We will not grant options in excess of 20% of the outstanding shares to directors, officers or employees unless ratified or approved by a majority of the shareholders, excluding directors, officers, employees and their spouses. Further, we will not grant options to directors, officers or employees with an exercise price less than 85% of fair market value on the date of grant unless ratified or approved by a majority of the shareholders, excluding directors, officers, employees and their spouses.

     REGISTRATION. We plan to file a registration statement to register the shares of common stock reserved for issuance under the stock incentive plan. Shares issued upon exercise of outstanding stock options and sold after the effective date of any such registration statement generally will be available for resale in the public market.

CASH  BONUS  ARRANGEMENT

     Our discretionary cash bonus arrangement is designed to provide a mechanism to allow specified employees to share in our profits. Our employees who customarily work at least 35 hours per week and have been employed for at least 12 consecutive months, and have been designated for participation by the committee are eligible to receive cash bonuses under this arrangement. We estimate that approximately six employees are eligible to participate. Bonuses may be based on merit, production or other individualized criteria, or may be paid based on each eligible employee's assigned portion of a bonus pool established in the discretion of the committee. If bonuses are to be paid based on a bonus pool, the committee will determine the criteria upon which the amount of each year's bonus pool will be based prior to the beginning of any such year. The committee may also divide eligible employees into classes and may designate the portion of any bonus pool to be assigned to each such class. Any bonuses will be paid no later than 45 days after the end of the fiscal year for which the bonus is awarded. No bonuses have been paid yet under this arrangement.

1999  STOCK  WAGE  AND  FEE  PAYMENT  PLAN

     Our board of directors adopted a 1999 Stock Wage and Fee Payment Plan on December 22, 1998. The purpose of this plan is to retain and motivate participants and to provide them with incentives and rewards more directly linked to our profitability and increases in stockholder value.

     Nine of our employees and three consultants were eligible and elected to participate in this plan. The participants agreed to receive an aggregate of 13,175,996 shares of our common stock in lieu of certain wage payments or fees. The number of shares granted to the participants was based upon a price per share of common stock of $.06. We registered the shares issued under this plan under the Securities Act of 1933.

2000  STOCK  WAGE  AND  FEE  PAYMENT  PLAN

     Our board of directors adopted a 2000 Stock Wage and Fee Payment Plan on January 1, 2000. The purpose of this plan is to retain and motivate participants and to provide them with incentives and rewards more directly linked to our profitability and increases in stockholder value.

     Four of our employees and three consultants were eligible and elected to participate in this plan. The participants agreed to receive an aggregate of 2,359,530 shares of our common stock in lieu of certain wage payments or fees. The number of shares granted to the participants was based on a price per share of common stock of $0.12 as of January 1, 2000 and $0.20 as of January 28, 2000. We registered 3,500,000 shares under this plan under the Securities Act of 1933.

     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

     On June 15, 1999, PricewaterhouseCoopers LLP, our then-independent accountant, declined to stand for re-election as our independent accountant for the fiscal year ended March 31, 1998. During the previous year, PricewaterhouseCoopers LLP did not issue on our behalf any financial statement that contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles, except that their report on the financial statements as of and for the year ended March 31, 1997 included an explanatory paragraph expressing doubt as to our ability to continue as a going concern. The decision to change accountants was not recommended or approved by any committee of the board of directors, or by the board of directors. Additionally, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     On August 18, 1998, we retained Hirsch Silberstein & Subelsky, P.C. as our independent accountants to audit our financial statements as of, and for the years ended, March 31, 1998 and March 31, 1999.

     On August 27, 1999, our Board of Directors decided to retain the certified public accounting firm of J.L. Stephan Co., P.C. to replace Hirsch Silberstein & Subelsky, P.C. as our independent accountants. Hirsch Silberstein & Subelsky, P.C. has discontinued its audit practice concerning compliance with the regulations of the SEC. We had no disagreements with Hirsch Silberstein & Subelsky, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


To the Board of Directors and Stockholders of The Tracker Corporation of America


We have audited the accompanying consolidated balance sheet of The Tracker Corporation of America, Inc. and Subsidiary as of March 31, 1999, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended March 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of The Tracker Corporation of America, Inc. and Subsidiary as of March 31, 1997 and 1996 and from inception at May 6, 1993 through March 31, 1997 were audited by other auditors whose reports dated June 24, 1997 and May 28, 1996 included an explanatory paragraph that described the going concern uncertainties discussed in Notes 1 and 2 to the consolidated financial statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Tracker Corporation of America, Inc. and Subsidiary as of March 31, 1999, and the consolidated results of their operations and their cash flows for the years ended March 31, 1999 and 1998 in conformity with generally accepted accounting principles.

As discussed in note 15 to the financial statements, certain errors resulting in overstatement of previously reported prepaid expenses, and overstatement of loss from discontinued operations/understatement of loss from continuing operations as of and for the year ended March 31, 1999, were discovered by management of the Company subsequent to the issuance of the financial statements for the year ended March 31, 1999. Accordingly, the March 31, 1999 financial statements have been restated to correct the error.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 and 2 to the consolidated financial statements, the Company is in the development stage and has suffered significant losses since inception. Additionally, the Company discontinued its telemarketing program for its credit card registration business. The Company is relying upon affiliated and outside parties to fund its cash flow deficiencies through debt and equity infusions. Those conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Notes 1 and 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


----------------------
Hirsch  Silberstein  &  Subelsky,  P.C.

Farmington  Hills,  Michigan

July  8,  1999  except for note 15, as to which date is July 3, 2000

                                      THE TRACKER CORPORATION OF AMERICA
                                        ( A DEVELOPMENT STAGE COMPANY)
                                 -------------------------------------------

                                          CONSOLIDATED BALANCE SHEET
                                    -------------------------------------


                                                    ASSETS

                                                                               MARCH 31,      MARCH 31,
                                                                                 1999           1998
                                                                             -------------  -------------
CURRENT ASSETS
  ACCOUNTS RECEIVABLE                                                        $     97,843   $          -
  PREPAID EXPENSES AND DEPOSITS                                                                        -
  DEFERRED CHARGES                                                                114,405      1,187,699
                                                                             -------------  -------------
       TOTAL CURRENT ASSETS                                                       212,248      1,187,699

DUE FROM SHAREHOLDERS                                                              14,072         14,072
DEFERRED CHARGES                                                                  141,600        275,043
PROPERTY AND EQUIPMENT (NET)                                                            -              -
                                                                             -------------  -------------

       TOTAL ASSETS                                                          $    367,920   $  1,476,814
                                                                             =============  =============


                                     LIABILITIES & SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
  ACCOUNTS PAYABLE                                                           $    458,352   $    440,835
  ACCRUED LIABILITIES                                                             584,823        528,399
  DEFERRED REVENUE                                                                197,602      1,798,727
  DEBENTURE PAYABLE                                                                31,809         31,809
  CONVERTIBLE DEBENTURES                                                          475,790        475,790
                                                                             -------------  -------------
       TOTAL CURRENT LIABILITIES                                                1,748,376      3,275,560


DEFERRED REVENUE                                                                  215,244        412,846

COMMITMENTS (NOTE 10)                                                                   -              -

SHAREHOLDERS' DEFICIENCY
   COMMON STOCK, $.001PAR VALUE, 50,000,000 SHARES AUTHORIZED,

    50,388,579 (26,705,053 - MARCH 31, 1998) SHARES ISSUED AND OUTSTANDING         50,389         19,718

   CONVERTIBLE SENIOR PREFERRED STOCK, $.001 PAR VALUE, 6,500,000 SHARES
    AUTHORIZED, NIL ISSUED AND OUTSTANDING                                              -              -

  CLASS B VOTING COMMON STOCK, $0.00000007 PAR VALUE, 20,000,000
    SHARES AUTHORIZED,  NIL  (2,622,484 - MARCH 31, 1998) ISSUED
    AND OUTSTANDING                                                                     -              -

  PAID-IN CAPITAL                                                              16,657,482     15,371,641
  OTHER CAPITAL                                                                  (424,267)      (356,002)
  DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE                            (17,753,036)   (17,001,283)
  COMPREHENSIVE INCOME (NOTE 3)                                                  (126,263)      (245,665)
                                                                             -------------  -------------

    TOTAL SHAREHOLDERS' DEFICIT                                                (1,595,700)    (2,211,591)
                                                                             -------------  -------------


    TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                              $    367,920   $  1,476,814
                                                                             =============  =============


THE  ACCOMPANYING  NOTES  ARE  AN  INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                             THE TRACKER CORPORATION OF AMERICA
                                               ( A DEVELOPMENT STAGE COMPANY)
                                      -------------------------------------------------

                                           CONSOLIDATED STATEMENT OF OPERATIONS
                                           ------------------------------------


                                                         FROM INCEPTION (MAY 6, 1993)      FOR THE
                                                              THROUGH MARCH 31,      YEAR ENDED MARCH 31,
                                                                    1999             1999           1998
                                                               ---------------  --------------  ------------

REVENUE                                                      $      433,596   $       126,875   $     51,551

COST OF SALES                                                       171,924            71,630         20,660
                                                             ---------------  ----------------  -------------

GROSS PROFIT                                                        261,672            55,245         30,891
                                                             ---------------  ----------------  -------------

DEVELOPMENT COSTS
  OPERATIONAL                                                     3,110,436           323,560        717,193
  INFORMATION SYSTEMS                                             1,534,590            45,181        313,811
  SALES AND MARKETING                                             4,983,370           126,601        575,926
  GENERAL AND ADMINISTRATIVE                                     12,893,487           903,646      1,797,952
                                                             ---------------  ----------------  -------------

TOTAL DEVELOPMENT COSTS                                       22,521,883.00      1,398,988.00   3,404,882.00

LOSS FROM CONTINUING OPERATIONS                                 (22,260,211)       (1,343,743)    (3,373,991)

DISCONTINUED OERATIONS:
  GAIN FROM OPERATION                                             4,664,263           591,990      3,440,612
  GAIN (LOSS) ON DISPOSAL OF CPS SEGMENT                           (157,088)                0       (157,088)
                                                             ---------------  ----------------  -------------
                                                                  4,507,175           591,990      3,283,524
                                                             ---------------  ----------------  -------------

NET LOSS APPLICABLE TO COMMON STOCK                          $  (17,753,036)  $      (751,753)  $    (90,467)
                                                             ===============  ================  =============



  BASIC AND DILUTED EARNINGS (LOSS) PER SHARE OF COMMON STOCK

  LOSS FROM CONTINUING OPERATIONS                              $      (1.72)  $         (0.03)  $      (0.00)

  GAIN (LOSS) FROM DISCONTINUED OPERATION                      $       0.36   $          0.01   $       0.16
                                                             ---------------  ----------------  -------------

  NET LOSS                                                     $      (1.36)  $         (0.02)  $       0.16
                                                             ===============  ================  =============

  WEIGHTED AVERAGE NUMBER OF SHARES
     OUTSTANDING                                                 12,979,364        39,929,638     21,480,767
                                                             ===============  ================  =============


THE  ACCOMPANYING  NOTES  ARE  AN  INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                          THE TRACKER CORPORATION OF AMERICA
                                             (A Development Stage Company)
                                             -----------------------------

                                   CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT
                                   -----------------------------------------------




                                                            SHARES                             AMOUNTS
                                               ---------------------------------  ----------------------------------
                                                                                                          Paid-in
                                                                        Class B                          Capital in
                                               Preferred    Common      Common    Preferred    Common      Excess
                                                 Stock      Stock        Stock      Stock      Stock       of Par
                                               ---------------------------------  ----------------------------------
Shares issued to officers at inception                                 5,089,286  $        -  $     -   $         -
    (Cash - $Nil)

Shares issued for cash (Cash - $4,714,188)                               884,729                          4,714,188

Shares issued in lieu of rent                                             60,871                            324,344
    (note 9-x) (Cash - $Nil)

Share issue costs                                                                                          (466,142)

Translation adjustment

Net loss

                                               ---------------------------------  ----------------------------------
Balance at March 31, 1994                                              6,034,886           -        -     4,572,390
                                               ---------------------------------  ----------------------------------

Shares issued for cash (Cash - $1,175,797)                               234,517                          1,175,797

Shares issued in lieu of rent                                              5,777                             30,121
    (note 9-x) (Cash - $Nil)

Reverse merger with The Tracker Corporation
on July 12, 1994 (Cash - $100)                              739,219                               739          (639)

Shares issued  from Regulation S offering
    (including 79,658 shares at $7 per share
    for consulting services and 3,571 shares
    at $5.50 per share for the purchase
    of fixed assets) (Cash -$1,505,000)                     860,000                               860     2,900,840
Share proceeds to be received subsequent                                                                   (819,459)
    to March 31, 1995

Shares issued for consulting and                            825,000       78,005                  825     2,204,153
    marketing services  (Cash-$Nil)
Less: consulting and marketing                             (814,583)*                            (815)
    services not yet received

Shares proceeds received from private
    placement on March 15, 1995                             500,000                               500       349,500
    (Cash - $350,000)

Shares issued to employees                                                25,063                             74,409
    for employment services
    (note 9-x) (Cash-$Nil)

Share issue costs                                                                                          (779,495)

Translation adjustment

Net loss

Balance at March 31, 1995                              -  2,109,636    6,378,248           -    2,109     9,707,617
                                               ---------------------------------  ----------------------------------


                                                                                     AMOUNTS
                                               ------------------------------------------------------------------
                                                                               Deficit Accumulated
                                                                  Other              During
                                                  Other       Comprehensive        Development
                                                 Capital         Income               Stage             Total
                                               ------------------------------------------------------------------
Shares issued to officers at inception         $         -   $            -   $                  -   $         -
    (Cash - $Nil)

Shares issued for cash (Cash - $4,714,188)                                                             4,714,188

Shares issued in lieu of rent                                                                            324,344
    (note 9-x) (Cash - $Nil)

Share issue costs                                                                                       (466,142)

Translation adjustment                                             (129,098)                            (129,098)

Net loss                                                                                (2,043,425)   (2,043,425)
                                               ------------------------------------------------------------------
Balance at March 31, 1994                                -         (129,098)            (2,043,425)    2,399,867
                                               ------------------------------------------------------------------

Shares issued for cash (Cash - $1,175,797)                                                             1,175,797

Shares issued in lieu of rent                                                                             30,121
    (note 9-x) (Cash - $Nil)

Reverse merger with The Tracker Corporation
on July 12, 1994 (Cash - $100)                                                                               100

Shares issued  from Regulation S offering
    (including 79,658 shares at $7 per share
    for consulting services and 3,571 shares
    at $5.50 per share for the purchase
    of fixed assets) (Cash -$1,505,000)                                                                2,901,700
Share proceeds to be received subsequent                                                                (819,459)
    to March 31, 1995

Shares issued for consulting and                                                                       2,204,978
    marketing services  (Cash-$Nil)
Less: consulting and marketing                  (2,086,685)                                           (2,087,500)
    services not yet received

Shares proceeds received from private
    placement on March 15, 1995                                                                          350,000
    (Cash - $350,000)

Shares issued to employees                                                                                74,409
    for employment services
    (note 9-x) (Cash-$Nil)

Share issue costs                                                                                       (779,495)

Translation adjustment                                             (159,026)                            (159,026)

Net loss                                                                                (5,068,583)   (5,068,583)
                                               ------------------------------------------------------------------

Balance at March 31, 1995                       (2,086,685)        (288,124)            (7,112,008)      222,909
                                               ------------------------------------------------------------------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                          THE TRACKER CORPORATION OF AMERICA
                                             (A Development Stage Company)
                                             -----------------------------

                                   CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT
                                   -----------------------------------------------




                                                                  SHARES                       AMOUNTS
                                                    ------------------------------------  --------------------
                                                                              CLASS B
                                                    PREFERRED    COMMON       COMMON      PREFERRED    COMMON
                                                      STOCK      STOCK        STOCK         STOCK      STOCK
                                                    ---------  ----------  -------------  ----------  --------
Share proceeds received re Regulation S offering                                          $        -  $     -
   made before March 31, 1995 (Cash - $225,280)

Consulting services received re shares issued                     14,582*                                  14
   before March 31, 1995  (note 9-x) (Cash - $Nil)

Marketing services received re shares issued                     266,664*                                 265
    to LL Knickerbocker Co.  (Cash - $Nil)

Shares issued to Directors as compensation                        98,858                                   99
    (note 9-x) (Cash - $Nil)

Shares issued to Amerasia for marketing                                         30,000
    services (note 9-x) (Cash - $Nil)
Less: services not yet received                                                (12,500)*

Shares cancelled (Cash - $Nil)                                      (171)                                   1

Shares issued pursuant to S-8 for employees,                     770,000                                  770
     consultants and a director  (Cash - $Nil)
Less: employment and consulting services                        (340,939)*                               (341)
    not yet received

Shares issued to R. Zuk (Cash - $83,000)                         200,000                                  200
Less: shares proceeds to be received

Share proceeds received from private                             250,000                                  250
    placement (Cash - $250,000)

Shares issued upon exercise of warrants                                        849,803
    at Canadian $1 per share (Cash - $619,166)

Shares issued to officers (note 9-iiii(a))                       630,000                                  630
    (Cash - $Nil)

Shares issued to a consultant (note 9-x)                           7,500                                    8
    (Cash - $Nil)

Shares issued for investor relation services                     200,000                                  200
    (note 9-v) (Cash - $Nil)
Less: services not yet received                                 (200,000)*                               (200)

Shares issued to employees for employment                                       14,176
    services (note 9-x) (Cash - $Nil)

Shares exchanged as per exchange                               1,133,365    (1,133,365)                 1,134
    agreement (Cash - $Nil)

Shares issued for conversion                                     991,434                                  992
    from debenture holders (Cash -$Nil)

Share issue cost from April 1, 1995
    to March 31, 1996

Translation adjustment

Net loss from April 1, 1995 to March 31, 1996


Balance as at March 31, 1996                                -  6,130,929     6,126,362   $        -  $  6,131
                                                    ---------  ----------  ------------  ----------  ---------


                                                                                     AMOUNTS
                                                    --------------------------------------------------------------------------------
                                                      Paid in                                     Deficit Accumulated
                                                     Capital in                      Other              During
                                                       Excess        Other       Comprehensive        Development
                                                       of Par       Capital         Income               Stage             Total
                                                    --------------------------------------------------------------------------------
Share proceeds received re Regulation S offering    $   819,459   $         -   $            -   $                  -   $   819,459
   made before March 31, 1995 (Cash - $225,280)

Consulting services received re shares issued                          87,486                                                87,500
   before March 31, 1995  (note 9-x) (Cash - $Nil)

Marketing services received re shares issued                          666,400                                               666,665
    to LL Knickerbocker Co.  (Cash - $Nil)

Shares issued to Directors as compensation               86,402                                                              86,501
    (note 9-x) (Cash - $Nil)

Shares issued to Amerasia for marketing                  44,496                                                              44,496
    services (note 9-x) (Cash - $Nil)
Less: services not yet received                                       (18,630)                                              (18,630)

Shares cancelled (Cash - $Nil)                               (1)                                                                  -

Shares issued pursuant to S-8 for employees,            769,230                                                             770,000
     consultants and a director  (Cash - $Nil)
Less: employment and consulting services                             (340,598)                                             (340,939)
    not yet received

Shares issued to R. Zuk (Cash - $83,000)                199,800                                                             200,000
Less: shares proceeds to be received                   (117,000)                                                           (117,000)

Share proceeds received from private                    249,750                                                             250,000
    placement (Cash - $250,000)

Shares issued upon exercise of warrants                 619,166                                                             619,166
    at Canadian $1 per share (Cash - $619,166)

Shares issued to officers (note 9-iiii(a))              826,245                                                             826,875
    (Cash - $Nil)

Shares issued to a consultant (note 9-x)                  9,836                                                               9,844
    (Cash - $Nil)

Shares issued for investor relation services            262,300                                                             262,500
    (note 9-v) (Cash - $Nil)
Less: services not yet received                                      (262,300)                                             (262,500)

Shares issued to employees for employment                22,716                                                              22,716
    services (note 9-x) (Cash - $Nil)

Shares exchanged as per exchange                         (1,134)                                                                  -
    agreement (Cash - $Nil)

Shares issued for conversion                            728,537                                                             729,529
    from debenture holders (Cash -$Nil)

Share issue cost from April 1, 1995                    (214,357)                                                           (214,357)
    to March 31, 1996

Translation adjustment                                                                  47,224                               47,224

Net loss from April 1, 1995 to March 31, 1996                                                              (6,090,730)   (6,090,730)
                                                    --------------------------------------------------------------------------------

Balance as at March 31, 1996                        $14,013,062   $(1,954,327)  $     (240,900)  $        (13,202,738)  $(1,378,772)
                                                    --------------------------------------------------------------------------------


THE  ACCOMPANYING  NOTES  ARE  AN  INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                               THE TRACKER CORPORATION OF AMERICA
                                                 (A Development Stage Company)
                                                 -----------------------------

                                  CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                                  --------------------------------------------------------



                                                                  SHARES                                AMOUNTS
                                                    ------------------------------------  -----------------------------------
                                                                                                                   Paid in
                                                                               Class B                            Capital in
                                                    Preferred     Common       Common      Preferred    Common      Excess
                                                      Stock       Stock         Stock        Stock      Stock       of Par
                                                    ------------------------------------  -----------------------------------
Marketing services received re shares issued
    to LL Knickerbocker Co.  (Cash - $Nil)                        133,336*                $        -   $   135   $  (999,600)

Shares issued to Directors as compensation                         34,445                                   34        15,466
   (note 9-x) (Cash - $Nil)

Marketing services received from Amerasia                                         5,000                              (11,124)
  (note 9-x) (Cash - $Nil)

Employment and consulting services
 and Directors' fees received re S-8
 (Cash - $Nil)                                                  1,740,938*                               1,741       316,054

Shares issued for conversion from debenture                     1,433,443                                1,434       653,566
  holders (note 9-ix) (Cash -$Nil)

Preferred shares issued from private placement          1,050                                      1               1,049,999
  (Cash - $1,050,000)

Common shares issued for conversion                    (1,050)  4,365,136                         (1)    4,364        (4,363)
  from preferred stockholder
  (Cash - $Nil)

Shares exchanged as per exchange agreement                      1,268,825    (1,268,825)                 1,269        (1,269)
  (Cash - $Nil)

Shares issued to employees for employment                          26,000                                   26        12,474
  services (note 9-x) (Cash-$Nil)

Shares issued for consulting services                             208,250                                  208        49,634
  (note 9-x) (Cash-$Nil)

Shares issued in lieu of finder fee for debenture                  52,906                                   53        52,853
 holders (note 9-x) (Cash -$Nil)

Shares issued in lieu of finder fee for preferred                 112,500                                  113        44,887
  stockholders (note 9-x) (Cash -$Nil)

Shares issued pursuant to W.Marches S-8                           333,272                                  332        87,668
  stock payment plan (note 9-xii)

Shares issued for office rental expense                           615,780                                  616       153,329
  ( Cash $Nil)
Less: rental expense not yet amortized                           (530,255)*                               (531)

Share issue cost from April 1, 1996                                                                                 (224,741)
  to March 31, 1997

Translation adjustment

Net loss from April 1, 1996 to March 31, 1997

                                                    ------------------------------------  -----------------------------------
Balance as at March 31, 1997                                -   15,925,505    4,862,537   $        -   $15,925   $15,207,895
                                                    ------------------------------------  -----------------------------------


                                                                                AMOUNTS
                                                    -----------------------------------------------------------------
                                                                                   Deficit Accumulated
                                                                      Other              During
                                                       Other      Comprehensive        Development
                                                      Capital        Income               Stage             Total
                                                    -----------------------------------------------------------------
Marketing services received re shares issued
    to LL Knickerbocker Co.  (Cash - $Nil)          $1,332,800   $            -   $                  -   $   333,335

Shares issued to Directors as compensation                                                                    15,500
   (note 9-x) (Cash - $Nil)

Marketing services received from Amerasia               18,630                                                 7,506
  (note 9-x) (Cash - $Nil)

Employment and consulting services
 and Directors' fees received re S-8
 (Cash - $Nil)                                         340,598                                               658,393

Shares issued for conversion from debenture                                                                  655,000
  holders (note 9-ix) (Cash -$Nil)

Preferred shares issued from private placement                                                             1,050,000
  (Cash - $1,050,000)

Common shares issued for conversion                                                                                -
  from preferred stockholder
  (Cash - $Nil)

Shares exchanged as per exchange agreement                                                                         -
  (Cash - $Nil)

Shares issued to employees for employment                                                                     12,500
  services (note 9-x) (Cash-$Nil)

Shares issued for consulting services                                                                         49,842
  (note 9-x) (Cash-$Nil)

Shares issued in lieu of finder fee for debenture                                                             52,906
 holders (note 9-x) (Cash -$Nil)

Shares issued in lieu of finder fee for preferred                                                             45,000
  stockholders (note 9-x) (Cash -$Nil)

Shares issued pursuant to W.Marches S-8                                                                       88,000
  stock payment plan (note 9-xii)

Shares issued for office rental expense                                                                      153,945
  ( Cash $Nil)
Less: rental expense not yet amortized                (132,034)                                             (132,565)

Share issue cost from April 1, 1996                                                                         (224,741)
  to March 31, 1997

Translation adjustment                                                  (79,146)                             (79,146)

Net loss from April 1, 1996 to March 31, 1997                                               (3,708,078)   (3,708,078)
                                                    -----------------------------------------------------------------

Balance as at March 31, 1997                        $ (394,333)  $     (320,046)  $        (16,910,816)  $(21401,375)
                                                    -----------------------------------------------------------------


                                                               THE TRACKER CORPORATION OF AMERICA
                                                                  (A DEVELOPMENT STAGE COMPANY)

                                                    CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                                                    --------------------------------------------------------


                                                                                 Shares                             Amounts
                                                                         -----------------------------------  --------------------
                                                                                                   Class B
                                                                         Preferred    Common       Common     Preferred    Common
                                                                           Stock       Stock        Stock       Stock      Stock
                                                                         -----------------------------------  --------------------

Shares issued pursuant to W.Marches S-8 stock payment plan (note 9-xii)                339,755                            $   341

Shares issued for office rental expense ( note 9-x) ( Cash $Nil)                       153,945                            $   153

Shares exchanged as per exchange agreement (Cash - $Nil)                             2,240,053   (2,240,053)              $ 2,240

Shares issued to employee for employment services                                       19,303                            $    19

Shares issued for consulting services                                                  539,583                            $   540

Share proceeds received from private placement (Cash - $30,000)                        500,000                            $   500

Translation adjustment

Net Profit (loss) from April 1, 1997 to March 31, 1998
                                                                         -----------------------------------  --------------------

Balance as at March 31, 1998                                                     -  19,718,144    2,622,484   $        -  $19,718
                                                                         -----------------------------------  --------------------


Shares exchanged as per exchange agreement (Cash - $Nil)                             1,549,490   (1,549,490)              $ 1,549

Shares issued for office rental expense ( note 9-x) ( Cash $Nil)                       672,096                            $   672

Shares issued for consulting services                                                2,427,478                            $ 2,428

Share proceeds received from private placements (Cash - $795,745)                   14,244,063                            $14,244

Shares issued pursuant to S-8 for employees                                         13,175,996                            $13,176
     and consultants  (Cash - $Nil)
Less: employment and consulting services not yet received                           (2,000,000)                           $(2,000)

Shares issued in prior years as prepayment of rent and consulting
   services, written-off in year ended March 31, 1998                                  601,312                            $   601



Translation adjustment

Net Profit (loss) from April 1, 1998 to March 31, 1999
                                                                         -----------------------------------  --------------------

Balance as at March 31, 1999                                                     -  50,388,579    1,072,994   $        -  $50,389
                                                                         ===================================  ====================


                                                                                           Amounts
                                                             ----------------------------------------------------------------------
                                                                Paid In                              Deficit Accumulated
                                                              Capital in                    Other          During
                                                                Excess       Other      Comprehensive    Development
                                                                of Par      Capital        Income           Stage         Total
                                                             ----------------------------------------------------------------------

Shares issued pursuant to W.Marches S-8 stock payment plan
    (note 9-xii)                                             $    69,659                                               $    70,000

Shares issued for office rental expense ( note 9-x)
    ( Cash $Nil)                                                          $    38,331                                  $    38,484

Shares exchanged as per exchange agreement (Cash - $Nil)     $    (2,240)                                              $         0

Shares issued to employee for employment services            $     2,617                                               $     2,636

Shares issued for consulting services                        $    64,210                                               $    64,750

Share proceeds received from private placement
    (Cash - $30,000)                                         $    29,500                                               $    30,000

Translation adjustment                                                                 $       74,381                  $    74,381

Net Profit (loss) from April 1, 1997 to March 31, 1998                                                  $    (90,467)     ($90,467)

                                                             ----------------------------------------------------------------------

Balance as at March 31, 1998                                 $15,371,641   $(356,002)  $     (245,665)  $(17,001,283)  $(2,211,591)
                                                             ----------------------------------------------------------------------


Shares exchanged as per exchange agreement (Cash - $Nil)     $    (1,549)

Shares issued for office rental expense ( note 9-x)
    ( Cash $Nil)                                                           $  49,735                                   $    50,407

Shares issued for consulting services                        $    72,257                                               $    74,685

Share proceeds received from private placements
    (Cash - $795,745)                                        $   781,501                                               $   795,745

Shares issued pursuant to S-8 for employees                      433,633                                                   446,809
     and consultants  (Cash - $Nil)
Less: employment and consulting services not yet received                   (118,000)                                     (120,000)

Shares issued in prior years as prepayment of rent and
    Consulting services, written-off in year
    ended March 31, 1998                                                                                                       601



Translation adjustment                                                                        119,398                      119,398

Net Profit (loss) from April 1, 1998 to March 31, 1999                                                      (751,753)     (751,753)
                                                             ----------------------------------------------------------------------

Balance as at March 31, 1999                                 $16,657,482   $(424,267)  $     (126,267)  $(17,753,036)  $(1,595,699)
                                                             ======================================================================


THE  ACCOMPANYING  NOTES  ARE  AN  INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                    THE  TRACKER  CORPORATION  OF  AMERICA
                                       (A  DEVELOPMENT  STAGE  COMPANY)
                                 ----------------------------------------------

                                    CONSOLIDATED  STATEMENT  OF  CASH  FLOWS
                                    ----------------------------------------



                                                                     FROM INCEPTION
                                                                     (MAY 6, 1993)      YEAR ENDED    YEAR ENDED
                                                                    THROUGH MARCH 31     MARCH 31      MARCH 31
                                                                          1998             1999          1998
                                                                   ------------------  ------------  ------------
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
  NET LOSS                                                         $     (17,753,036)  $  (751,753)     ($90,467)
  ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH FROM
  OPERATING ACTIVITIES:
    DEPRECIATION                                                             380,019             -        12,893
    LOSS ON SALE OF LONG-TERM INVESTMENT                                      13,414             -             -
    RENT, CONSULTING AND MARKETING SERVICES, EMPLOYEE                        571,901       571,901
     COMPENSATION SETTLED VIA THE ISSUANCE OF COMPANY
     SHARES                                                                5,284,144             -       165,870
    CHANGES IN ASSETS AND LIABILITIES:
        PREPAID EXPENSES AND DEPOSITS                                        (17,273)      359,526
        ACCOUNTS RECEIVABLE                                                  (97,843)      (97,843)      133,613
        SHORT-TERM INVESTMENT                                                      -             -             -
        INVENTORY                                                                  -             -        24,338
        DEFERRED CHARGES                                                    (256,005)    1,206,737     1,673,159
        DEFERRED REVENUE                                                     412,846    (1,798,727)   (2,910,959)
        ACCOUNTS PAYABLE AND ACCRUED LIABILITIES                           1,057,820        73,941       126,783
                                                                   ------------------  ------------  ------------

  NET CASH USED IN OPERATING ACTIVITIES                                  (10,404,014)     (795,745)     (505,244)
                                                                   ------------------  ------------  ------------

CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
  ACQUISITION OF FIXED ASSETS                                                  6,028             -       790,661
  LOAN TO SHAREHOLDERS                                                      (370,484)            -        47,415
  REPAYMENT OF LOANS TO SHAREHOLDERS                                         356,412             -             -
  NOTE RECEIVABLE                                                           (200,317)            -             -
  REPAYMENT OF NOTE RECEIVABLE                                               200,317             -             -
  LONG-TERM INVESTMENT                                                    (2,301,372)            -             -
  UNWIND OF LONG-TERM INVESTMENT                                           2,287,958             -             -
                                                                   ------------------  ------------  ------------

  NET CASH FROM (USED IN) INVESTING ACTIVITIES                               (21,458)            -       838,076
                                                                   ------------------  ------------  ------------

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
  ISSUANCE OF COMMON SHARES                                                9,748,275       795,745        30,000
  ISSUANCE OF PREFERRED SHARES                                             1,050,000             -             -
  ISSUANCE OF CONVERTIBLE SUBORDINATED DEBENTURES                          2,189,529             -             -
  REPAYMENT OF DEBENTURES AND CONVERTIBLE SUBORDINATED DEBENTURES           (297,401)            -      (167,138)
  SHARE ISSUE COSTS                                                       (1,684,735)            -             -
                                                                   ------------------  ------------  ------------
  NET CASH FROM (USED IN) FINANCING ACTIVITIES                            11,005,668       795,745      (137,138)
                                                                   ------------------  ------------  ------------

EFFECT OF EXCHANGE RATE CHANGES                                             (580,196)            0      (300,907)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS DURING                            0             0      (105,213)
  THE PERIOD

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                     -             -       105,213
                                                                   ------------------  ------------  ------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                           $               0   $         0   $         0
                                                                   ==================  ============  ============

SUPPLEMENTAL  SCHEDULE  OF  NONCASH  FINANCING  ACTIVITIES
  THE  COMPANY  ISSUED  CERTAIN  SHARES  OF  ITS CLASS B VOTING COMMON STOCK FOR
  SERVICE  AND  FOR  NOMINAL  VALUES.
  SEE  CONSOLIDATED  STATEMENT  OF  SHAREHOLDERS'  EQUITY  (DEFICIT)

THE  ACCOMPANYING  NOTES  ARE  AN  INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE  1  -  DESCRIPTION  OF  DEVELOPMENT STAGE ACTIVITIES AND CORPORATE HISTORY:
--------------------------------------------------------------------------------

     The Tracker Corporation of America has been in the development stage since its formation. We primarily market, sell and operate a personal property marking and monitoring system we developed that utilizes advanced bar code and laser scanning technology to create an identification device that interfaces with a computer database and scanning network. We also sell, install and support corporate asset tracking management software.

     Our current business originated in July 1994 through a reorganization in which we acquired all of the issued and outstanding voting shares of Tracker Canada, an Ontario, Canada corporation, in exchange for approximately 90% of our total voting shares as of that date. Our predecessor was incorporated as a Utah corporation in 1986, and changed its state of incorporation to Nevada in 1992 and Delaware in 1994 through change in domicile mergers. Concurrent with the effective date of the reorganization, we changed our year-end from December 31 to March 31. The reorganization was accounted for as a reverse acquisition.

     On July 28, 1998, we settled a lawsuit initiated by the Federal Trade Commission alleging our violation of Section 5 of the Federal Trade Commission Act and the FTC Trade Regulator Telemarketing Sales Rule. Following initiation of the lawsuit, four of our five board members and our Chief Financial Officer resigned. The settlement, among other things, permanently barred us, and our Chief Executive Officer from engaging directly or indirectly, in the business of credit card registration or promotion.

     The FTC lawsuit and the cessation of the credit card registration service resulted in the insolvency and dissolution of Tracker Canada. The liquidation and dissolution occurred in February 1998.

     On February 10, 1998, Global Tracker, a newly formed Ontario, Canada corporation, acquired substantially all of Tracker Canada's assets at arm's length in a bankruptcy proceeding. Shortly thereafter, Global Tracker entered into an agreement with us which permitted the use of personnel retained by Global Tracker and assets formerly owned or leased by Tracker Canada to continue the business formerly conducted by Tracker Canada. As a result of this arrangement, we have continued on a limited basis the business formerly operated by Tracker Canada.

NOTE  2  -  GOING  CONCERN:
---------------------------

     We have been in a development stage since its inception on May 6, 1993. The likelihood that we will attain profitability depends on many factors, including our ability to obtain adequate financing and generate sufficient revenues. Management is currently working to secure adequate capital through the private placement of securities. The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern, although the report of our former independent accountant as of and for the year ended March 31, 1997, and our independent accountant as of and for each of the years ended March 31, 1999 and 1998, express substantial doubt as to our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE  3  -  SIGNIFICANT  ACCOUNTING  POLICIES:
----------------------------------------------

PRINCIPLES  OF  CONSOLIDATION

     The accompanying financial statements include our accounts and those of our former wholly owned subsidiary, Tracker Canada, through its date of dissolution on January 27, 1998. All significant intercompany accounts and transactions have been eliminated.

DEVELOPMENT  COSTS

     Development  costs  are  expensed  as  incurred.

DEFERRED  CHARGES

     Deferred charges relate primarily to unamortized commissions, net of a 30% cancellation reserve, and other costs of sales including cost of goods sold; sales commissions; and telemarketing costs which are amortized on a straight-line basis over the term of the related agreement.

REVENUE  RECOGNITION  AND  DEFERRED  REVENUE

     Revenue for our services is recognized on a straight-line basis over the term of the services offered and is shown net of sales discounts and allowances. Amounts received for which service has not yet been provided, are recorded as deferred revenue. Typical services provided include assistance with the recovery of lost and stolen property, cancellation of lost and expired credit cards as well as continued maintenance of database of all customers' registered property. The average length of the services agreement varies from monthly to a five-year period.

STOCK-BASES  COMPENSATION

     We  have  elected  to  follow  Accounting  Principles Board Opinion No. 25,
Accounting for Stock Issued to Employees ("APB No. 25"), and related interpretations, in accounting for its employee stock options rather than the alternative fair value accounting allowed by SFAS No. 123, Accounting for Stock-Based Compensation. APB No. 25 provides that the compensation expense relative to our employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB No. 25 to provide a pro forma disclosure of the impact of applying the fair value method of SFAS No. 123.

FOREIGN  CURRENCY  TRANSLATION

     The assets and liabilities of our Canadian operations are translated at the fiscal year or period end exchange rate while revenues, expenses and cash flows are translated at average rates in effect for the period.


EARNINGS  PER  SHARE

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


     Basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. We compute basic earnings per share using the weighted-average number of common shares outstanding during the period. We compute diluted earnings per share using the weighted-average number of common and common stock equivalent shares outstanding during the period. We exclude common equivalent shares from the computation if their affect is anti-dilutive.

COMPREHENSIVE  INCOME  (LOSS)

     As of April 1, 1998 we adopted SFAS No. 130, Reporting Comprehensive Income, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The
Statement of Shareholder Equity has been restated for all previous years. The only item of comprehensive income (loss) that we currently report is unrealized gain on foreign currency translation adjustments.

USE  OF  ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates. Estimates are used when accounting for inventory obsolescence, depreciation and amortization, taxes, and contingencies.

NEW  ACCOUNTING  PRONOUNCEMENTS

In March 1998, the Accounting Standards Executive Committee issued Statement of Position 98-1 ("SOP 98-1"), Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. SOP 98-1 requires all costs related to the development of internal use software other than those incurred during the application development stage to be expensed as incurred. Costs incurred during the application development stage are required to be capitalized and amortized over the estimated useful life of the software. Adoption is not expected to have a material effect on our consolidated financial statements as our policies are substantially in compliance with SOP 98-1.

     In April 1998, the American Institute of Certified Public Accountants issued SOP 98-5, Reporting on the Costs of Start-Up Activities. SOP 98-5 requires costs of start-up activities and organization costs to be expensed as incurred. Adoption is not expected to have material effect on our consolidated financial statements.

     In June 1998, the FASB issued SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999 and requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designed as part of a hedge transaction and, if it is, the type of hedge transaction. We do not expect that the adoption of SFAS No. 133 will have a material impact on our consolidated financial statements because we do not currently hold any derivative instruments.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE  4  -  PREPAID  EXPENSES:
------------------------------

We entered into a consulting agreement to provide investor relations services. The consultant received registered stock valued at $120,000. We disclosed this prepayment as contra equity pending the completion of the contract services. This agreement expires April 1, 2001.

NOTE  5  -  DUE  FROM  SHAREHOLDERS:
------------------------------------

     Promissory notes held on loans made to shareholders bear interest at 5% per annum and are due on demand.

NOTE  6  -  DEFERRED  CHARGES:
-----------------------------

     Deferred  charges  consist  of  the  following:
                                                          March 31,   March 31,
                                                             1999        1998
                                                          ----------  ----------
Current:                                                  $   80,309  $  776,055
Deferred sales commission (net of cancellation reserve)
Other                                                         34,096     411,644
                                                          ----------  ----------
Long  term                                                $  114,405  $1,187,699
                                                          ----------  ----------

Deferred sales' commission (net of cancellation reserve)  $   52,192  $  183,041

Other                                                         89,408      92,002
                                                          ----------  ----------
                                                          $  141,600  $  275,043
                                                          ----------  ----------


NOTE  7  -  PROPERTY  AND  EQUIPMENT:
-------------------------------------

     We currently lease all of our equipment from Global Tracker under short-term agreements classified as operating leases. Lease payments are expensed as incurred. See Note 1.

NOTE  8  -  ACCRUED  LIABILITIES:
---------------------------------

Accrued liabilities comprise the following:    March 31,  March 31,
                                                1999       1998
                                             ----------  --------

Directors fees                               $   24,432  $ 24,432
Interest expense for convertible debentures     115,209    58,785
Others                                          445,182   445,182
                                             ----------  --------
                                             $  584,823  $528,399
                                             ==========  ========


Other accrued liabilities include: professional fees, sales commissions, rent, and various trade payables.

NOTE  9  -  CAPITAL  STOCK:
---------------------------

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


(i) The Class B voting common stock was held in trust pursuant to the terms of an exchange agency and voting trust agreement with holders of exchangeable preference shares in the Canadian subsidiary.

(ii) At March 31, 1997, all outstanding warrants to acquire exchangeable preference shares of the Canadian subsidiary at Canadian $14 per share had expired.

(iii) On March 15, 1995, we entered into an agreement and sold, for net proceeds of $350,000, 500,000 units comprised of 500,000 restricted common shares and 500,000 warrants to purchase 500,000 restricted common shares to Kuplen Group Investment ("KGI"). The warrants were exercisable during the one-year period commencing July 12, 1995 to July 12, 1996 at a price of $5.00 per share. Since the common stock underlying the warrants could not be purchased legally on margin at a marginable price, the exercise period has been extended until the first day that the common stock becomes marginable. To secure registration rights of the restricted shares, KGI must exercise the warrants on a 1:1 basis with the common shares.

(iv) During the year ended March 31, 1995, we adopted a plan that allows for the granting of options, appreciation rights, restricted stock and certain other stock-based performance incentives to certain officers as determined at the discretion of the compensation committee of the board of directors.

(v) During the year ended March 31, 1999, we amended and restated the Plan and increased the number of shares reserved for issuance thereunder.

(vi) During the year ended March 31, 1999, we adopted a plan allowing for the issuance of options to outside directors.

(vii)   We  have  issued  the  following  options  and  warrants:

                                  FOR YEAR    WEIGHTED-    GRANT      FOR YEAR    WEIGHTED-  GRANT
                                   ENDED      AVERAGE      DATE        ENDED       AVERAGE   DATE
                                   MARCH      EXERCISE      FAIR       MARCH       EXERCISE  FAIR
                                  31, 1999     PRICE       VALUE      31, 1998     PRICE     VALUE
                                  ---------  ---------  ------------  ---------  ---------  -------
OPTIONS:
Opening (*)                       1,890,000                              40,000  $     7.95  $ 7.95
Granted during the period (*)                                            50,000  $     0.13  $ 0.13
Granted during the period (**)                                          300,000  $     0.50  $ 0.50
Granted during the period (**)                                        2,400,000  $     0.75  $ 0.75
Granted during the period (***)   5,286,968  $     0.07  $     0.07

Granted during the period (****)    400,000  $     0.10  $     0.10
Expired/cancelled during period                                         900,000
                                  ---------                           ---------
Closing                           7,176,968                           1,890,000
                                  =========                           =========

(*)     40,000  options were issued in July 1994 and 50,000 options were issued in July 1997 to non-employee  directors  and  vest  proportionately  over  a  period  of  three  years.


                                      F-13

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


(**)     2,700,000  options were issued in August 1997 to management at various terms from 4 to
         7  years
(***)    5,286,968  options were issued in December 1998 to management vesting over two years.
         Exercise  rights  vary  from  5  to  10  years
(****)   400,000  options  were  issued  in  January  1999, vesting proportionately over four years,  to  management.  Exercise  rights  extend  for  ten  years  from  date of vesting.

Grant date fair value is based on the average market price for the five days preceding the grant date.

The following table summarizes information about options outstanding and exercisable at March 31, 1999

----------------  ----------------  -------------------  -----------------  -----------  ------------------
    Range of          Options        Weighted-average    Weighted-average     Options    Weighted-average
Exercise Prices     Outstanding          Remaining        Exercise Price    Exercisable  Exercise Price of
                                     Contractual Life                                    Options Exercisable
----------------  ----------------  -------------------  -----------------  -----------  ------------------
$  0.07 -- $0.13         5,736,968                  7.7  $           0.077        3,333                0.13
----------------  ----------------  -------------------  -----------------  -----------  ------------------
$  0.50 -- $0.75         1,800,000                 10.0  $           0.708            0                 N/a
----------------  ----------------  -------------------  -----------------  -----------  ------------------
$  7.50 -- $7.50            40,000                 2.25  $           7.950       40,000                7.95
================  ================  ===================  =================  ===========  ==================

----------------  ----------------  -------------------  -----------------  -----------  ------------------
$  0.07 -- $7.50         7,576,968                  8.2  $           0.269       43,333               4.395
----------------  ----------------  -------------------  -----------------  -----------  ------------------

Pro  Forma  Disclosure

     We follow the intrinsic value method in accounting for our stock options. Had compensation costs been recognized based on the fair value at the date of grant for options granted in 1999, 1998 and 1997, the pro forma amounts of our net loss per share for the years ended March 31, 1999, 1998 and 1997 would have been as follows:

                                                 YEARS  ENDED  MARCH  31,
                                                --------------------------
                                                     1999          1998

Net loss as reported                            $   (751,754)  $ ( 90,467)
Net loss pro forma                              $   (751,754)  $ ( 90,467)
Basic and diluted loss per share - as reported  $      (0.02)  $    (0.00)
Basic and diluted loss per share - pro forma    $      (0.02)  $    (0.00)

The fair value for each option granted was estimated at the date of grant using a Black-Scholes option-pricing model, assuming the following waited-average assumptions:

                                                 YEARS  ENDED  MARCH  31,
                                                --------------------------
                                                     1999          1998

Average risk-free interest rates                     4.7%          6.3%
Average  expected  life in years                     3.5           3.5
Volatility                                           200%          200%

The weighted-average fair value of options granted during the years 1999 and 1998 was $0.06 and $0.14, respectively.

The pro forma effect of compensation expense on net income and earnings per share for the 1999 and 1998 grants for stock-based compensation plans in accordance with provisions of SFAS 123 is immaterial.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                                 FOR YEAR             FOR YEAR
                                   ENDED                ENDED
                                 MARCH 31,  EXERCISE   MARCH 31,  EXERCISE
                                   1999       PRICE      1998      PRICE
                                 ---------  ---------  ---------  --------
WARRANTS (COMMON STOCK ):
  Opening                          750,000        N/A    750,000        N/A
    Issued during the period       200,000  $    0.40          0
    Exercised during the period          0                     0
    Expired during the period            0                     0  Cdn$14.00
                                 ---------             ---------
  Closing                          950,000               750,000
                                 =========             =========



(viii) On May 1, 1995, we entered into an agreement and sold, for net proceeds of $250,000, 250,000 units comprised of 250,000 restricted common shares and 250,000 warrants to purchase 250,000 restricted common shares to Reynold Kern. The warrants were exercisable during the one-year period commencing July 12, 1995 to July 12, 1996 at a price of $5.00 per share. Since the common stock underlying the warrants could not be purchased legally on margin at a marginable price, the exercise period has been extended until the first day that the common stock becomes marginable.

(ix) In June 1995, we issued 200,000 shares of common stock, restricted as to transferability for a period of two years from date of issuance, to Robert Zuk for certain investor relations services for us.

(x) In October 1995, we issued 770,000 shares of common stock pursuant to the registration statement on S-8 to six key employees and one director as payment in lieu of prior accrued salaries and fees and as an advance of their salaries and fees up to September 30, 1996. The shares issued were all valued at $1.00 per share.

(xi) In November 1995, at its annual general meeting, the shareholders approved the increase of the authorized number of common shares from 20,000,000 to 30,000,000 shares.

(xii) In December 1998, at our annual general meeting, the shareholders approved the increase of the authorized number of common shares from 30,000,000 to 50,000,000 shares and the authorization of 6,500,000 shares of blank check Preferred Stock.

(xiii) In January 1999, we issued 13,175,995 shares to employees and consultants.

(xiv)   Other  capital





At March 31, 1998, 627,625 common shares have been subscribed for but remain unissued as the service for which these shares were subscribed for have yet to be received.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                                         YEAR ENDED
                                     ------------------ FROM INCEPTION
                                           MARCH 31,     (MAY 6, 1993)
                                     ------------------ THROUGH MAR 31,
                                       1999      1998       1999
                                     --------  --------  ----------
OPENING,
Marketing services not yet received  $      0  $      0  $        0
Deferred compensation costs                 0         0           0
Deferred consulting costs                       262,500           0
Rent                                             93,502           0
                                                 356,00           0
                                     --------  --------  ----------

SHARES SUBSCRIBED BUT NOT ISSUED,
Marketing services not yet received         0         0     999,600
Deferred compensation costs                 0         0   2,222,174
Deferred consulting costs                   0         0   1,809,224
Rent                                        0         0     507,794
                                            0         0   5,538,792
                                     --------  --------  ----------

CHARGED TO EXPENSE AS SERVICES ARE
RECEIVED,
Marketing services not yet received         0         0     999,600
Deferred compensation costs                 0         0   2,222,174
Deferred consulting costs                   0         0   1,546,724
Rent                                        0         0     410,515
                                            0         0   5,182,790
                                     --------  --------  ----------

CLOSING,
Marketing services not yet received         0         0           0
Deferred compensation costs                 0         0           0
Deferred consulting costs                       262,500     262,500
Rent                                             93,502      93,502
                                     --------  --------  ----------
                                               $356,002  $  356,002
                                     ========  ========  ==========


(xv) In November 1996, all holders of the convertible subordinated debentures were requested to extend the maturity date from December 1, 1996 to June 1, 1997 on same terms and conditions. No additional requests for extension have been made thereby placing us in default under the terms of the convertible subordinated debenture agreement. As of March 31, 1999 there remains outstanding $475,790 ($475,790 at March 31, 1998) in convertible subordinated debentures with a maturity date of June 1, 1997. The remaining balance of $ 31,809 ($31,809 at March 31, 1998) has been reclassified as debentures that had a repayment maturity term of December 1997 at a 4.75% interest rate. Conversion rights under the convertible subordinated debentures have expired.

(xvi) We have, from inception to present, issued shares in exchange for: (a) employment services, (b) consulting and marketing services, and (c) consideration in lieu of rental payments.

(xvii) During the year ended March 31, 1997, we issued 1,050 shares of $1,000 6% Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock"). As at March 31, 1997, 4,365,136 common shares were issued due to the conversion of 1,050 shares of convertible preferred stock totaling $1,050,000. As at March 31, 1997, no convertible preferred stock remains outstanding.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


(xviii) On  October  21,  1996,  our  Prospectus  on  Amendment  No.  4  of  the
        Registration Statement on Form S-1 was declared effective  by  the  SEC.

(xix) During the year ended March 31, 1997, we issued 1,740,000 shares of common stock amounting to $658,393 pursuant to the registration statement on S-8 to five employees and five outside (non-employee) directors as payment in lieu of salaries and consulting fees.

(xx) In October 1996, we entered into a one-year consulting agreement to obtain advice concerning our growth strategy, financial public relations obligations and future capital structure. Under the terms of the agreement, we agreed to pay the consultant 100,000 shares of our common stock. Our obligations with respect to options issued to the consultant for the purchase of 900,000 additional shares expired in 1999.

During the year ended March 31, 1999, we issued 13,175,996 shares of common stock amounting to $1,600,883 pursuant to the registration statement on S-8 to eight employees and two consultants as payment in lieu of salaries and consulting fees.

NOTE  10  -  COMMITMENTS:
-------------------------

LEASES

     We leased space in Smyrna, Georgia for a three (3) year term commencing May 15, 1997. On November 1, 1997, we discontinued occupancy of the leased premises and defaulted under the terms of the lease. The lease requires payment of an annual base rent of $41,772. At March 31, 1999, we had a final settlement payment obligation in the amount of $10,000, which has been included in other accrued liabilities.

     Rental expense for the year ended March 31, 1999 amounted to $ 64,132 and $120,196 for the year ended March 31, 1998.

MARKETING  AGREEMENT

     On March 15, 1995, we entered into an agreement with The L.L. Knickerbocker Company, Inc., of California ("Knickerbocker"), which provided for a television and radio marketing campaign to be initially launched in the California marketplace. As compensation for services to be performed by Knickerbocker, we paid Knickerbocker a fee of $212,975 and issued 800,000 restricted common shares, valued at $2.50 per share based on the trading price of our shares on the date of the agreement. On December 11, 1996, we ended our relationship with Knickerbocker and received 400,000 of the 800,000 restricted common shares back from Knickerbocker. These shares were immediately cancelled in treasury.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE  11  -  RELATED  PARTY  TRANSACTIONS:
------------------------------------------

     Prior to the date of incorporation (May 6, 1993), the founder and other key members of management received 5,089,286 exchangeable preference shares in consideration for the assignment of international patents covering the Tracker Canada system and as inducements to join us, respectively. No value has been assigned to these shares.

     We retain certain key management personnel under contract. Included in expenses are consulting and management fees paid under the aforementioned contracts totaling, in the aggregate, $ 185,000 for the year ended March 31, 1998 and $648,231 for the year ended March 31, 1997.

     Finders fees amounting to Nil for years ended March 31, 1999 and March 31, 1998 and $25,870 for the year ended March 31, 1997 paid to related parties in connection with our private equity placement are included as a reduction in paid-in capital.

     Our President, Chief Operating Officer and Chief Financial Officer is the sole shareholder of Global Tracker Corporation. Global Tracker acquired Tracker Canada's assets at arms length in an insolvency proceeding. Global Tracker leases all of such assets to us.

NOTE  12  -  INCOME  TAXES:
---------------------------

     The estimated deferred tax asset of $3,987,000 and $3,724,000, representing benefit for the income tax effects of the accumulated losses for the period from inception (May 6, 1993) to March 31, 1999 and March 31, 1998 respectively, has not been recognized due to the uncertainty of future realization of such benefits. Estimated net operating losses aggregating $11,433,000 ($10,681,000 as at March 31,1998) expire starting in 2001; the benefit of these losses has not been reflected in these consolidated financial statements.

                                    March  31,   March  31,
                                      1999          1998
                                   -----------  ------------
Deferred  tax  liabilities         $        0   $         0
Deferred  tax  assets
     Net  operating  losses         3,987,000     3,724,000
                                   -----------  ------------
                                    3,987,000     3,724,000
     Valuation  allowance          (3,987,000)   (3,724,000)
                                   -----------  ------------

                                   $        0   $         0
                                   ===========  ============


The  valuation  allowance  did  increase  by  $263,000  during  the  year.

NOTE  13  -  CONVERTIBLE  SUBORDINATED  DEBENTURES:
---------------------------------------------------

We have outstanding at March 31, 1999 subordinated debentures in the amount of $475,790 ($ 475,790 as at March 31, 1998) bearing interest at 15% annually, which are repayable within one year. Total interest incurred and included in general and administrative expenses is $ 72,879 and $42,330 for year ended March 31, 1999 and 1998 respectively. At March 31, 1999, we were in default under the terms of these agreements.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE  14  -  DISCONTINUED  OPERATIONS
-------------------------------------

     We discontinued our CPS Program in September 1997. All telemarketing rooms were closed and the Corporate Telemarketing Centers in Toronto, Canada and in Smyrna, Georgia were abandoned.

The  remaining  assets and liabilities of the Discontinued Operation consist of:

                                                    1999       1998
Assets:
-------
     Deferred charge - current portion          $  114,405  $1,187,699
     Deferred charges - long term               $  141,600  $  275,043
                                                ----------  ----------
     Total deferred charges                     $  256,005  $1,462,742

Liabilities:
------------

     Deferred revenues - current portion        $  197,602  $1,798,727
     Deferred revenues - long term              $  215,244  $ 412,846
                                                ----------  ----------
     Total revenues charges                     $  412,846  $2,211,573


Summary  Statement  of  Operations  from  discontinued  operations
------------------------------------------------------------------

                                       From Inception (May 6, 1993)    For the
                                           Through March 31,      Year ended March 31,
                                                   1999         1999          1998

Revenue                                       $  1,576,321  $ 1,798,727  $   7,567,887

Cost  of  sales                                  8,756,728    1,206,737      5,953,944

Gross  profit                                    2,819,593      591,990      1,613,943

Gain  (loss)  from  discontinued  operations  $  2,819,593  $   591,990  $   1,613,943
                                              ============  ===========  =============

NOTE  15  -  CORRECTION  OF  ACCOUNTING  ERRORS

In order to properly comply with APB-30, gain (loss) from discontinued operations has been restated and corporate expenses incurred in the fiscal years ending March 31, 1997 and March 31, 1998 have been reclassified to their appropriate expense categories as development costs of continuing operations. The total expenses reclassified were $3,221,893 and $4,534,200 for the years ending March 31, 1998 and 1997, respectively.

In order to properly comply with Rule 3-04 of Regulation S-X, at March 31, 1999 shares issued as compensation for future investor relations services in the amount of $120,000 has been reclassified as a reduction in Paid in Capital in Excess of Par from Prepaid expenses.

                               THE TRACKER CORPORATION OF AMERICA
                                  ( A DEVELOPMENT STAGE COMPANY)
----------------------------------------------------------------------------------------------------------

                                   CONSOLIDATED BALANCE SHEET
                                   --------------------------

                                            ASSETS

                                                                              DECEMBER 31     MARCH 31,
                                                                                 1999           1999
                                                                             -------------  -------------
                                                                              (UNAUDITED)      (AUDITED)
CURRENT ASSETS
CASH AND CASH EQUIVALENTS                                                    $    882,970   $          -
  ACCOUNTS RECEIVABLE                                                                   -         97,843
  PREPAID EXPENSES AND DEPOSITS                                                   120,000        120,000
  DEFERRED CHARGES                                                                114,269        114,405
                                                                             -------------  -------------
       TOTAL CURRENT ASSETS                                                     1,117,240        332,248

DUE FROM SHAREHOLDERS                                                              14,072         14,072
DEFERRED CHARGES                                                                   51,413        141,600
PROPERTY AND EQUIPMENT (NET)                                                            -              -
                                                                             -------------  -------------
       TOTAL ASSETS                                                          $  1,182,725   $    487,920
                                                                             =============  =============

                               LIABILITIES & SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
  ACCOUNTS PAYABLE                                                           $    458,352   $    458,352
  ACCRUED LIABILITIES                                                             605,999        584,823
  DEFERRED REVENUE                                                                197,289        197,602
  CONVERTIBLE BRIDGE NOTES                                                      1,700,000              -
  DEBENTURE PAYABLE                                                                31,809         31,809
  CONVERTIBLE DEBENTURES                                                          475,790        475,790
                                                                             -------------  -------------
       TOTAL CURRENT LIABILITIES                                                3,469,240      1,748,376


DEFERRED REVENUE                                                                   67,371        215,244

COMMITMENTS (NOTE 10)                                                                   -              -

SHAREHOLDERS' DEFICIENCY
   COMMON STOCK, $.001PAR VALUE, 93,400,000 SHARES AUTHORIZED,

    53,988,579 (50,388,579 - MARCH 31, 1999) SHARES ISSUED AND OUTSTANDING         53,989         50,389

   CONVERTIBLE SENIOR PREFERRED STOCK, $.001 PAR VALUE, 6,500,000 SHARES
    AUTHORIZED, NIL ISSUED AND OUTSTANDING                                              -              -

  CLASS B VOTING COMMON STOCK, $0.00000007 PAR VALUE, 100,000
    SHARES AUTHORIZED,  NIL  (NIL - MARCH 31, 1999) ISSUED
    AND OUTSTANDING                                                                     -              -

  PAID-IN CAPITAL                                                              16,773,882     16,777,482
  OTHER CAPITAL                                                                  (671,949)      (424,267)
  DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE                            (18,383,541)   (17,753,037)
  COMPREHENSIVE INCOME                                                           (126,263)      (126,263)
                                                                             -------------  -------------

    TOTAL SHAREHOLDERS' DEFICIT                                                (2,353,886)    (1,475,700)
                                                                             -------------  -------------

    TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                                 1,182,725   $    487,920
                                                                             =============  =============

THE  ACCOMPANYING  NOTES  ARE  AN  INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                       THE  TRACKER  CORPORATION  OF  AMERICA
--------------------------------------------------------------------------------------------------------------

                                       CONSOLIDATED  STATEMENT  OF  OPERATIONS
                                                     (UNAUDITED)

                                               FOR 3 MONTHS ENDING      FOR 9 MONTHS ENDING  FROM INCEPTION (MAY 6,1993)
                                                    DECEMBER 31,             DECEMBER 31       THROUGH DECEMBER 31
                                              ------------------------  ---------------------------------------
                                                 1999         1998         1999         1998          1999
                                              ----------  ------------  ----------  ------------  -------------
REVENUE                                       $     176   $    20,117   $  55,061   $   113,630   $    488,657

COST OF SALES                                       102         7,798       5,563        59,222        177,487
                                              ----------  ------------  ----------  ------------  -------------

GROSS PROFIT                                         74        12,319      49,498        54,408        311,171
                                              ----------  ------------  ----------  ------------  -------------

DEVELOPMENT COSTS
  OPERATIONAL                                    72,257        43,194     197,833       153,455      2,043,254
  INFORMATION SYSTEMS                            21,671         3,860      66,027        12,765      1,041,239
  SALES AND MARKETING                            99,236        40,348     180,774       100,777      3,744,419
  GENERAL AND ADMINISTRATIVE                    122,976        43,554     293,230       179,241      9,033,106
                                              ----------  ------------  ----------  ------------  -------------

TOTAL DEVELOPMENT COSTS                       $ 316,141   $   130,956   $ 737,864   $   446,238   $ 15,862,018

GAIN (LOSS) FROM CONTINUING OPERATIONS         (316,066)     (118,637)   (688,366)     (391,830)   (15,550,848)

GAIN (LOSS) FROM DISCONTINUED OPERATION          19,262        (5,985)     57,862       373,794     (2,835,693)
                                              ----------  ------------  ----------  ------------  -------------

NET PROFIT (LOSS) APPLICABLE TO COMMON STOCK  $(296,804)  $  (124,622)  $(630,504)  $   (18,036)  $(18,383,541)
                                              ==========  ============  ==========  ============  =============


PROFIT (LOSS) PER SHARE OF COMMON STOCK

LOSS FROM CONTINUING OPERATIONS                   (0.01)        (0.00)      (0.01)        (0.02)         (0.89)

GAIN (LOSS) FROM DISCONTINUED OPERATION            0.00         (0.00)       0.00          0.02          (0.16)
                                              ----------  ------------  ----------  ------------  -------------

NET LOSS                                          (0.01)        (0.01)      (0.01)        (0.00)         (1.05)
                                              ==========  ============  ==========  ============  =============

WEIGHTED AVERAGE NUMBER OF SHARES
   OUTSTANDING                                52,766,357    23,782,128  52,766,357    23,782,128     17,412,328
                                              ==========  ============  ==========  ============  =============

THE  ACCOMPANYING  NOTES  ARE  AN  INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                  THE  TRACKER  CORPORATION  OF  AMERICA
                                     (A  DEVELOPMENT  STAGE  COMPANY)
----------------------------------------------------------------------------------------------------------

                                 CONSOLIDATED  STATEMENT  OF  CASH  FLOWS
                                 ----------------------------------------
                                               (UNAUDITED)


                                                                  FROM INCEPTION
                                                                   (MAY 6, 1993)  FOR 9 MONTHS  FOR 9 MONTHS
                                                                      THROUGH        ENDED         ENDED
                                                                     DECEMBER 31   DECEMBER 31  DECEMBER 31
                                                                        1999          1999         1998
                                                                   --------------  -----------  -----------
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
  NET LOSS                                                          ($18,383,541)  $ (630,504)    ($18,036)
  ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH FROM
  OPERATING ACTIVITIES:
    DEPRECIATION                                                         380,019            -            -
    LOSS ON SALE OF LONG-TERM INVESTMENT                                  13,414            -            -
    RENT, CONSULTING AND MARKETING SERVICES, EMPLOYEE
     COMPENSATION SETTLED VIA THE ISSUANCE OF COMPANY
     SHARES                                                            5,976,045            -            -
    CHANGES IN ASSETS AND LIABILITIES:
        PREPAID EXPENSES AND DEPOSITS                                   (137,273)           -            -
        ACCOUNTS RECEIVABLE                                                    -       97,843      (23,651)
        DEFERRED CHARGES                                                (165,682)      90,323    1,189,576
        DEFERRED REVENUE                                                 264,661     (148,186)  (1,749,232)
        ACCOUNTS PAYABLE AND ACCRUED LIABILITIES                       1,078,995       21,175       98,661
                                                                   --------------  -----------  -----------

  NET CASH USED IN OPERATING ACTIVITIES                              (10,973,362)    (569,348)    (502,682)
                                                                   --------------  -----------  -----------

CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
  DUE TO GLOBAL TRACKER                                                        -            -      285,588
  ACQUISITION OF FIXED ASSETS                                              6,028            -
  LOAN TO SHAREHOLDERS                                                  (370,484)           -
  REPAYMENT OF LOANS TO SHAREHOLDERS                                     356,412            -            -
  LONG-TERM INVESTMENT                                                (2,301,372)           -            -
  UNWIND OF LONG-TERM INVESTMENT                                       2,287,958            -            -
                                                                   --------------  -----------  -----------
                                                                               -
  NET CASH FROM (USED IN) INVESTING ACTIVITIES                           (21,458)           -      285,588
                                                                   --------------  -----------  -----------
                                                                                                         -
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:                                                          -
  ISSUANCE OF COMMON SHARES                                            9,748,275            -       45,282
  ISSUANCE OF PREFERRED SHARES                                         1,050,000            -
  ISSUANCE OF CONVERTIBLE SUBORDINATED DEBENTURES                      2,189,529            -
  REPAYMENT OF DEBENTURES AND CONVERTIBLE SUBORDINATED DEBENTURES       (297,401)           -
  ISSUANCE OF CONVERTIBLE BRIDGE NOTES                                 1,700,000    1,700,000
  SHARE ISSUE COSTS                                                   (1,932,417)    (247,682)           -
                                                                                   -----------  -----------
  NET CASH FROM (USED IN) FINANCING ACTIVITIES                        12,457,986    1,452,318       45,282
                                                                   --------------  -----------  -----------
                                                                                                         -
EFFECT OF EXCHANGE RATE CHANGES                                         (580,196)           -      171,812
                                                                                                         -
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS DURING                  882,970      882,970            -
  THE PERIOD

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                 -            -      171,812
                                                                   --------------  -----------  -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                           $     882,970   $  882,970          ($0)
                                                                   ==============  ===========  ===========

                                                                                                         -

                                                                                                        (0)

THE  ACCOMPANYING  NOTES  ARE  AN  INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

NOTE  1  -  DESCRIPTION  OF  DEVELOPMENT STAGE ACTIVITIES AND CORPORATE HISTORY:
--------------------------------------------------------------------------------

     We develop, market, sell and operate a personal property marking and monitoring system. Our technology utilizes advanced bar code and laser scanning technology that interfaces with a computer database and scanning network to create an identification system.

     Our current business began in July 1994 through a reorganization in which we acquired all of the issued and outstanding voting shares of Tracker Canada in exchange for approximately 90% of our total voting shares as of that date. Our predecessor was incorporated as a Utah corporation in 1986, and changed its state of incorporation to Nevada in 1992 and Delaware in 1994 through change in domicile mergers. Concurrent with the effective date of the reorganization, the Company changed its year-end from December 31 to March 31.

     On July 28, 1998, we settled a lawsuit with the FTC that alleged we violated Section 5 of the Federal Trade Commission Act and the FTC Trade Regulator Telemarketing Sales Rule. Following initiation of the lawsuit, four of our five members on the board of directors and our Chief Financial Officer resigned. The settlement, among other things, permanently barred us, and our current Chief Executive Officer from engaging directly or indirectly, in the business of credit card registration or promotion.

     The FTC lawsuit and the cessation of the credit card registration service resulted in the insolvency and dissolution of Tracker Canada. The liquidation and dissolution occurred in February 1998. On February 10, 1998, Global Tracker acquired substantially all of Tracker Canada's assets in an arm's length transaction from the bankruptcy trustee. On July 30, 1998 we entered into a license agreement with Global Tracker. Under the agreement, we have an exclusive worldwide license to commercially exploit the technology formerly owned by Tracker Canada.

NOTE  2  -  GOING  CONCERN:
---------------------------

     We have been in a development stage since inception on May 6, 1993. The likelihood that we will attain profitability depends on many factors, including our ability to obtain adequate financing and generate sufficient revenues. Management is currently working to secure adequate capital through the private placement of securities. The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern. However, the reports of our former independent accountant as of and for the year ended March 31, 1997, and our current independent accountant as of and for each of the years ended March 31, 1999 and 1998, express substantial doubt as to our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE  3  -  SIGNIFICANT  ACCOUNTING  POLICIES:
----------------------------------------------

PRINCIPLES  OF  CONSOLIDATION

     The accompanying financial statements include our accounts and those of our former wholly owned subsidiary, Tracker Canada, through its date of dissolution on January 27, 1998. All significant inter-company accounts and transactions have been eliminated.

DEVELOPMENT  COSTS

     We  expense  development  costs  as  incurred.

DEFERRED  CHARGES

     Deferred charges relate primarily to unamortized commissions, net of a 30% cancellation reserve and other costs of sales. The other costs include:

     -     cost  of  goods  sold
     -     sales  commissions
     - telemarketing costs amortized on a straight-line basis over the term of the related agreement

REVENUE  RECOGNITION  AND  DEFERRED  REVENUE

     We recognize revenue for our services on a straight-line basis over the term the services are offered. It is shown net of sales discounts and allowances. We record amounts received for services not yet provided as deferred revenue. The average length of the services agreement varies from monthly to a five-year period.

STOCK-BASES  COMPENSATION

     We elected to follow fair value accounting allowed by SFAS No. 123 in accounting for our employee stock options.

FOREIGN  CURRENCY  TRANSLATION

     The assets and liabilities of Tracker Canada are translated at the fiscal year or period end exchange rate. Revenues, expenses and cash flows are translated at average rates in effect for the period.

EARNINGS  PER  SHARE

     Basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. We compute basic earnings per share using the weighted-average number of common shares outstanding during the period. We compute diluted earnings per share using the weighted-average number of common and common stock equivalent shares outstanding during the period. We exclude common equivalent shares from the computation if their affect is antidilutive.

COMPREHENSIVE  INCOME  (LOSS)

     As of April 1, 1998 we adopted SFAS No. 130, Reporting Comprehensive Income, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The only item of comprehensive income (loss) that we currently report is unrealized gain on foreign currency translation adjustments.

USE  OF  ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates. Estimates are used when accounting for inventory obsolescence, depreciation and amortization, taxes, and contingencies.

NEW  ACCOUNTING  PRONOUNCEMENTS

     In March 1998, the Accounting Standards Executive Committee issued Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. This requires all costs related to the development of internal use software other than those incurred during the application development stage to be expensed as incurred. Costs incurred during the application development stage are required to be capitalized and amortized over the estimated useful life of the software. Adoption is not expected to have a material effect on our consolidated financial statements as our policies are already substantially in compliance.

     In April 1998, the American Institute of Certified Public Accountants issued SOP 98-5, Reporting on the Costs of Start-Up Activities. This requires costs of start-up activities and organization costs to be expensed as incurred. Adoption is not expected to have material effect on our consolidated financial statements.

     In June 1998, the FASB issued SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designed as part of a hedge transaction and, if it is, the type of hedge transaction. We do not expect that the adoption of SFAS No. 133 will have a material impact on our consolidated financial statements because we do not currently hold any derivative instruments.

NOTE  4  -  PREPAID  EXPENSES  AND  DEPOSITS:
---------------------------------------------

Prepaid  expenses  and  deposits  comprise  the  following:

                     December 31,      March 31,
                        1999            1999
                     -------------  ------------
Consulting contract        120,000      $120,000
                     -------------  ------------
             TOTAL:        120,000      $120,000

     The consulting agreement relates to investor relations services. The contract expires on December 31, 2000.

NOTE  5  -  DUE  FROM  SHAREHOLDERS:
------------------------------------

     Promissory notes held on loans made to shareholders bear interest at 5% per annum and are due on demand.

NOTE  6  -  DEFERRED  CHARGES:
-----------------------------

Deferred  charges  consist  of  the  following:

                                                          Dec. 31,   March 31,
                                                            1999        1999
                                                          ---------  ----------
Current:
Deferred sales commission (net of cancellation reserve)   $  80,309  $   80,309

Other                                                        33,960      34,096
                                                          ---------  ----------
                                                          $ 114,269  $  114,405
                                                          ---------  ----------
Long  term:
Deferred sales' commission (net of cancellation reserve)  $  29,177  $   52,192

Other                                                        22,236      89,408
                                                          ---------  ----------
                                                          $  51,413  $  141,600
                                                          ---------  ----------

NOTE  7  -  PROPERTY  AND  EQUIPMENT:
-------------------------------------

     We currently lease all of our equipment from Global Trackerunder short-term agreements classified as operating leases. Lease payments are expensed as incurred. See Note 1.

NOTE  8  -  ACCRUED  LIABILITIES:
---------------------------------

Accrued  liabilities  comprise  the  following:

                                             December 31,   March 31,
                                                 1999          1999
                                             -------------  ----------
Directors fees                               $      24,432  $   24,432
Interest expense for convertible debentures        255,508     115,209
Others                                             350,467     445,182
                                             -------------  ----------
                                             $     605,999  $  528,399
                                             =============  ==========

     Other accrued liabilities include: professional fees, sales commissions, rent, and miscellaneous trade payables.

NOTE  9  -  COMMITMENTS:
------------------------

LEASES

     We leased space in Smyrna, Georgia for a three (3) year term commencing May 15, 1997. On November 1, 1997, we discontinued occupancy of the leased premises and defaulted under the terms of the lease. The lease requires payment of an annual base rent of $41,772. At March 31, 1999, we had a final settlement payment obligation in the amount of $10,000, which we include in other accrued liabilities.

     Rental expense for the year ended March 31, 1999 amounted to $ 64,132 and $120,196 for the year ended March 31, 1998.

MARKETING  AGREEMENT

     On March 15, 1995, we entered into an agreement with The L.L. Knickerbocker Company, Inc., of California, which provided for a television and radio marketing campaign to be initially launched in the California marketplace. As compensation for services to be performed by Knickerbocker, we paid Knickerbocker a fee of $212,975 and issued 800,000 restricted common shares, valued at $2.50 per share based on the trading price of our shares on the date of the agreement. On December 11, 1996, we ended our relationship with Knickerbocker and received 400,000 of the 800,000 restricted common shares back from Knickerbocker. These shares were immediately cancelled in treasury.

THE  IACP  ENDORSEMENT

     We entered into an agreement with the International Association of Chiefs of Police in February 1996 that ran through February 1999. Under the agreement, we agreed to pay IACP, on a quarterly basis in arrears, the greater of $100,000 per year or a fee based on the total number of our subscribers. At March 31, 1999, we defaulted in the payment obligations under the agreement. According to the cancellation terms under the contract, we owe the IACP $120,316.67. This amount is included in part in Accounts payable and in part in other accrued liabilities.

NOTE  10  -  RELATED  PARTY  TRANSACTIONS:
------------------------------------------

     Prior to the date of incorporation on May 6, 1993, the founder and other key members of management received 5,089,286 exchangeable preference shares in consideration for the assignment of international patents covering the Tracker Canada system and as inducements to join Tracker, respectively. No value has been assigned to these shares.

     We retain certain key management personnel under contract. Included in expenses are consulting and management fees paid under the aforementioned contracts totaling, in the aggregate, $300,000 for the year ended March 31, 1999 and $175,000 for the year ended March 31, 1998.

     Finders fees amounting to Nil for years ended March 31, 1999 and March 31, 1998 and $25,870 for the year ended March 31, 1997 paid to related parties in connection with our private equity placement are included as a reduction in paid-in capital.

     Our President, Chief Operating Officer and Chief Financial Officer is the sole shareholder of Global Tracker Corporation. Global Tracker acquired Tracker Canada's assets at arms' length in an insolvency proceeding. Global Tracker leases all of such assets to us.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Pursuant to our bylaws, we may indemnify, purchase indemnity insurance, or pay and advance expenses to our directors, officers and other persons who are eligible or entitled to such indemnification, payments or advances. Any such indemnification or payment must be expressly authorized by our board of directors and in accordance with the provisions of the laws of Delaware. Our right to indemnify such persons shall include our authority to enter into written agreements for indemnification with such provisions.

     Subject to the provisions of the laws of Delaware, our directors shall not be liable to the company or our shareholders for monetary damages for an act or omission in the director's capacity of a director, as long as the director acted in good faith.

     Indemnification of officers or persons controlling us for liabilities arising under the Securities Act of 1933 is held to be against public policy by the SEC and is therefore unenforceable.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     Other expenses in connection with this registration that we will pay are estimated to be substantially as follows:

Item                                                     Amount  (in  US$)
----                                                     -----------------
SEC  Registration  Fee                                    $   1,788.93
State  Securities Laws (Blue Sky) Fees and Expenses       $     500.00
Printing  and  Engraving  Fees                            $     500.00
Legal  Fees                                               $  65,000.00
Accounting  Fees  and  Expenses                           $       0.00
Transfer  Agent's  Fees                                   $   3,000.00
Miscellaneous                                             $   4,081.80

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

     We have issued the following securities within the past three years without registering the securities under the Securities Act and without the aid of any underwriters:

     1.   VEE LTD. Date issued:
          5/1/98 Title of securities:
          Common stock Amount:1,000,000 shares
          Consideration: $30,000.00
          Securities Act exemption: 4(2) - this was an isolated sale to an individual with a close relationship with us and was not part of any public offering or distribution. The issued stock was restricted from being sold for at least one year, pursuant to Rule 144 of the Securities Act of 1933.

    2.    BRUCE  LEWIS
          Date  issued:  5/11/98
          Title  of  securities:  Common  stock
          Amount:  4,252,222  shares
          Consideration:  $127,566.66
          Securities Act exemption: 4(2) - this was an isolated sale to an individual with a close relationship with us and was not part of any public offering or distribution. The issued stock was restricted from being sold for at least one year, pursuant to Rule 144 of the Securities Act of 1933.

   3.     PRUTA  SECURITIES  LTD.
          Date  issued:  5/11/98
          Title  of  securities:  Common  stock
          Amount:  480,000  shares
          Consideration:  $14,400.00
          Securities Act exemption: 4(2) - this was an isolated sale to an individual with a close relationship with us and was not part of any public offering or distribution. The issued stock was restricted from being sold for at least one year, pursuant to Rule 144 of the Securities Act of 1933.

   4.     MAHLER  OIL  COMPANY
          Date  issued:  5/11/98
          Title  of  securities:  Common  stock
          Amount:  124,000  shares
          Consideration:  $3,720.00
          Securities Act exemption: 4(2) - this was an isolated sale to an individual with a close relationship with us and was not part of any public offering or distribution. The issued stock was restricted from being sold for at least one year, pursuant to Rule 144 of the Securities Act of 1933.

   5.     BARNABY  J.  HOWARD
          Date  issued:  5/11/98
          Title  of  securities:  Common  stock
          Amount:  312,500  shares
          Consideration:  $9,375.00
          Securities Act exemption: 4(2) - this was an isolated sale to an individual with a close relationship with us and was not part of any public offering or distribution. The issued stock was restricted from being sold for at least one year, pursuant to Rule 144 of the Securities Act of 1933.

   6.     RICHARD  W.  PRESNER
          Date  issued:  5/11/98
          Title  of  securities:  Common  stock
          Amount:  100,000  shares
          Consideration:  $3,000.00
          Securities Act exemption: 4(2) - this was an isolated sale to an individual with a close relationship with us and was not part of any public offering or distribution. The issued stock was restricted from being sold for at least one year, pursuant to Rule 144 of the Securities Act of 1933.

   7.     KAY  STARR
          Date  issued:  5/11/98
          Title  of  securities:  Common  stock
          Amount:  750,000  shares
          Consideration:  $37,500.00
          Securities Act exemption: 4(2) - this was an isolated sale to an individual with a close relationship with us and was not part of any public offering or distribution. The issued stock was restricted from being sold for at least one year, pursuant to Rule 144 of the Securities Act of 1933.

   8.     ELAINE  MARCHES
          Date  issued:  6/9/98
          Title  of  securities:  Common  stock
          Amount:  250,000  shares
          Consideration:  $15,000.00
          Securities Act exemption: 4(2) - this was an isolated sale to an individual with a close relationship with us and was not part of any public offering or distribution. The issued stock was restricted from being sold for at least one year, pursuant to Rule 144 of the Securities Act of 1933.

   9.     FRANK  PHALEN
          Date  issued:  6/9/98
          Title  of  securities:  Common  stock
          Amount:  250,000  shares
          Consideration:  $15,000.00
          Securities Act exemption: 4(2) - this was an isolated sale to an individual with a close relationship with us and was not part of any public offering or distribution. The issued stock was restricted from being sold for at least one year, pursuant to Rule 144 of the Securities Act of 1933.

  10.     WILLIAM  FOLLETT
          Date  issued:  6/22/98
          Title  of  securities:  Common  stock
          Amount:  300,000  shares
          Consideration:  $9,000.00
          Securities Act exemption: 4(2) - this was an isolated sale to an individual with a close relationship with us and was not part of any public offering or distribution. The issued stock was restricted from being sold for at least one year, pursuant to Rule 144 of the Securities Act of 1933.

          Date  issued:  8/24/98
          Title  of  securities:  Common  stock
          Amount:  125,000  shares
          Consideration:  $3,750.00
          Securities Act exemption: 4(2) - this was an isolated sale to an individual with a close relationship with us and was not part of any public offering or distribution. The issued stock was restricted from being sold for at least one year, pursuant to Rule 144 of the Securities Act of 1933.

   11.    FRAN  DANIELS
          Date  issued:  9/30/99
          Title  of  securities:  Common  stock
          Amount:  100,000  shares
          Consideration: stock issued in lieu of consulting services valued at $18,000,000 regarding investor relations.
          Securities Act exemption: 4(2) - this was an isolated sale to an individual with a close relationship with us and was not part of any public offering or distribution. The issued stock was restricted from being sold for at least one year, pursuant to Rule 144 of the Securities Act of 1933.

   12.    SOVEREIGN  CAPITAL  ADVISORS,  LLC.
          Date  issued:  8/18/99
          Title  of  securities:  warrant
          Amount:  50,000  shares
          Consideration:  additional   commission  due  under  placement  agent
          agreement.
          Securities Act exemption: 4(2) - these securities were issued to institutional investors pursuant to a private placement pursuant to Rule 506 of Regulation D.

          Date  issued:  10/15/99
          Title  of  securities:  warrant
          Amount:  17,500  shares
          Consideration: additional commission due under placement agent agreement.

          Securities Act exemption: 4(2) - these securities were issued to institutional investors pursuant to a private placement pursuant to Rule 506 of Regulation D.

          Date  issued:  12/7/99
          Title  of  securities:  warrant
          Amount:  17,500  shares
          Consideration: additional commission due under placement agent agreement.
          Securities Act exemption: 4(2) - these securities were issued to institutional investors pursuant to a private placement pursuant to Rule 506 of Regulation D.

  13.     SOVCAP  EQUITY  PARTNERS,  LTD.
          Date  issued:  8/18/99
          Title of securities: convertible notes, callable warrants and purchase warrants
          Amount: $1,000,000 in convertible notes, $1,000,000 worth of callable warrants and 200,000 shares of purchase warrants
          Consideration: $1,700,000
          Securities Act exemption: 4(2) - these securities were issued to institutional investors from a private placement pursuant to Rule 506 of Regulation D.

          Date  issued:  12/7/99
          Title of securities: convertible notes, callable warrants and purchase warrants
          Amount: $200,000 in convertible notes, $200,000 worth of callable warrants and 40,000 shares of purchase warrants
          Consideration: $200,000
          Securities Act exemption: 4(2) - these securities were issued to institutional investors from a private placement pursuant to Rule 506 of Regulation D.

  14.     CORRELLUS  INTERNATIONAL,  LTD.
          Date issued: 10/15/99
          Title of securities: convertible notes, callable warrants and purchase warrants
          Amount: $150,000 in convertible notes, $150,000 worth of callable warrants and 30,000 shares of purchase warrants
          Consideration: $150,000
          Securities Act exemption: 4(2) - these securities were issued to institutional investors from a private placement pursuant to Rule 506 of Regulation D.

          Date issued: 12/7/99
          Title of securities: convertible notes, callable warrants and purchase warrants
          Amount: $50,000 in convertible notes, $50,000 worth of callable warrants and 10,000 shares of purchase warrants
          Consideration: $200,000
          Securities Act exemption: 4(2) - these securities were issued to institutional investors from a private placement pursuant to Rule 506 of Regulation D.

  15.     ARAB  COMMERCE  BANK,  LTD.
          Date issued: 10/15/99
          Title of securities: convertible notes, callable warrants and purchase warrants
          Amount: $150,000 in convertible notes, $150,000 worth of callable warrants and 30,000 shares of purchase warrants
          Consideration: $150,000
          Securities Act exemption: 4(2) - these securities were issued to institutional investors from a private placement pursuant to Rule 506 of Regulation D.

  16.     ENRICO  BONETTI
          Date issued: 10/15/99
          Title of securities: convertible notes, callable warrants and purchase warrants
          Amount: $50,000 in convertible notes, $50,000 worth of callable warrants and 10,000 shares of purchase warrants
          Consideration: $50,000
          Securities Act exemption: 4(2) - these securities were issued to institutional investors from a private placement pursuant to Rule 506 of Regulation D.

  17.     FRUTOSE  -  MARKETING  &  INVESTORS  INTERNACIONAIS  LDA
          Date issued: 12/7/99
          Title of securities: convertible notes, callable warrants and purchase warrants
          Amount: $100,000 in convertible notes, $100,000 worth of callable warrants and 20,000 shares of purchase warrants
          Consideration: $100,000
          Securities Act exemption: 4(2) - these securities were issued to institutional investors from a private placement pursuant to Rule 506 of Regulation D.

  18.     TRADEWELL,  LLC
          Date issued: 4/12/99
          Title of securities: warrant
          Amount: 500,000 shares
          Consideration: warrant issued in lieu of consulting services valued at $43,500 regarding investor relations.
          Securities Act exemption: 4(2) - this was an isolated sale to an individual with a close relationship with us and was not part of any public offering or distribution. The issued warrant is restricted from being distributed unless an effective registration statement is filed.

          Date  issued:  12/17/99
          Title  of  securities:  warrant
          Amount:  150,000  shares
          Consideration: warrant issued in lieu of consulting services valued at $18,000 regarding investor relations.
          Securities Act exemption: 4(2) - this was an isolated sale to an individual with a close relationship with us and was not part of any public offering or distribution. The issued warrant is restricted from being distributed unless an effective registration statement is filed.

  19.     STEVEN  CUNNINGHAM
          Date issued: 12/17/99
          Title of securities: warrant
          Amount: 150,000 shares
          Consideration: stock issued in lieu of attorneys fees valued at $18,000.
          Securities Act exemption: 4(2) - this was an isolated sale to an individual with a close relationship with us and was not part of any public offering or distribution. The issued warrant is restricted from being distributed unless an effective registration statement is filed.

ITEM  27.  EXHIBITS

NUMBER     DESCRIPTION
------     -----------

2.1 Reorganization Agreement Among Ultra Capital Corp. (the predecessor of the Registrant), Jeff W. Holmes, R. Kirk Blosch and the Tracker Corporation dated May 26, 1994, as amended by Amendment Number One dated June 16, 1994, Amendment Number Two dated June 24, 1994, and Amendment Number Three dated June 30, 1994, Extension of Closing dated June 23, 1994, and July 11, 1994 letter agreement.

2.2 Agreement and Plan of Merger dated July 1, 1994 between Ultra Capital Corp. (the predecessor of the Registrant) and the Registrant

3.1 Certificate of Incorporation, as corrected by Certificate of Correction of Certificate of Incorporation dated March 27, 1995, and as amended by Certificate of Amendment to the Certificate of Incorporation dated November 1, 1995, and Certificate of Designation of Rights, Preferences and Privileges of $1,000.00 6% Cumulative Convertible Preferred Stock of the Registrant dated April 19, 1996

3.2  Bylaws

4.1  Specimen Common Stock Certificate

5.1  Legal Opinion of Arkin Merolla LLP

9.1 Agreement dated December 21, 1993 among 1046523 Ontario Limited, Gregg C. Johnson and Bruce Lewis

9.2 Right of First Refusal, Co-Sale and Voting Agreement dated March 14, 1994 between The Tracker Corporation of America, Stalia Holdings B.V., I. Bruce Lewis, MJG Management Accounting Services Ltd., Spire Consulting Group, Inc., 1046523 Ontario Limited, Mark J. Gertzbein, Gregg C. Johnson and Jonathan B. Lewis, as confirmed by letter dated June 22, 1994 and Agreement dated July 1994

10.2 Discretionary Cash Bonus Arrangement of The Tracker Corporation of America

10.3 Form of Indemnification Agreement entered into between the Registrant and each of its Directors

10.10Right of First Refusal, Co-Sale and Voting Agreement dated March 14, 1994 between The Tracker Corporation of America, Stalia Holdings B.V., I. Bruce Lewis, MJG Management Accounting Services Ltd., Spire Consulting Group, Inc., 1046523 Ontario Limited, Mark J. Gertzbein, Gregg C. Johnson and Jonathan B. Lewis, as confirmed by letter dated June 22, 1994 and Agreement dated July 1994 (contained in Exhibit 9.2)

10.11Stock   Option   Agreement   dated  March  14,  1994  between  The  Tracker
     Corporation of America and Stalia Holdings B.V., as confirmed by letter dated June 22, 1994

10.18Letter  agreement dated October 5, 1993 between The Tracker  Corporation of
     America  and Symbol  Technologies,  Inc.,  as  amended  by letter  from The
     Tracker Corporation of America to Symbol Technologies Canada, Inc. dated November 23, 1995, and letter from Symbol Technologies Canada, Inc. to The Tracker Corporation dated November 27, 1995

10.19Assignment  World-Wide  dated  May 12,  1994  from I.  Bruce  Lewis  to the
     Tracker Corporation of America

10.30Letter  agreement  dated March 22, 1996 between The Tracker  Corporation of
     America and Sony of Canada Ltd.

10.36Agreement dated May 22, 1997 between The Tracker Corporation of America and Schwinn Cycling & Fitness Inc.

10.37Modification Agreement dated May 27, 1997 between The Tracker Corporation of America, Saturn Investments, Inc., I. Bruce Lewis, Mark J. Gertzbein, and Jonathan B. Lewis

10.38Agreement  dated July 1, 1998 between The Global  Tracker  Corporation  and
     Warrantech Additive, Inc.

10.39License  Agreement  dated as of July 30, 1998  between  The Global  Tracker
     Corporation and the Tracker Corporation of America

10.41Employment  Agreement  dated  December 18, 1998 between  Bruce I. Lewis and
     The Tracker Corporation of America

10.42Employment  Agreement  dated  December 18, 1998 between Jay S. Stulberg and
     The Tracker Corporation of America

10.43Letter Agreement dated May 18, 1999 between Symbol  Technologies,  Inc. and
     The Tracker Corporation of America

10.44 Purchase and Security Agreement dated August 18, 1999

10.45 1994 Amended and Restated Stock Option Plan

10.46Placement  Agreement dated August 18, 1999 with Sovereign Capital Advisors,
     LLC.

10.47Stock Option Award Agreement dated December 22, 1998 between Bruce Lewis and The Tracker Corporation of America

10.48Stock Option Award Agreement dated December 22, 1998 between Jay Stulberg and The Tracker Corporation of America

10.49Non-Qualified  Stock Option Award Agreement dated December 31, 1999 between
     Bruce Lewis and The Tracker Corporation of America

10.50Non-Qualified  Stock Option Award Agreement dated December 31, 1999 between
     Jay Stulberg and The Tracker Corporation of America

10.51Incentive  Stock Option  Award  Agreement  dated  December 31, 1999 between
     Christopher Creed and The Tracker Corporation of America

10.52Incentive  Stock Option  Award  Agreement  dated  December 31, 1999 between
     Tizio Panara and The Tracker Corporation of America

10.53 2000 Stock Wage and Fee Payment Plan

21.1 List of subsidiaries of the Registrant

23.1 Consent of Hirsch Silberstein & Subelsky, P.C.

23.2 Consent of Arkin Merolla LLP (included in Exhibit 5.1)

24.1       Power of Attorney
--------

          Incorporated by reference from the Registrant's Registration Statement on Form S-1 (No. 33-99686).

          Incorporated by reference from the Registrant's Annual Report on Form 10-K dated March 31, 1996 (filed July 15, 1996).

          Incorporated by reference from the Registrant's Annual Report on Form 10-K dated March 31, 1997 (filed July 3, 1997).

          Incorporated by reference from the Registrant's Annual Report on Form 10-K dated March 31, 1998 (filed November 4, 1998).

          Incorporated by reference from the Registrant's Annual Report on Form 10-K dated March 31, 1999 (filed August 17, 1999).

          Incorporated by reference from the Registrant's Amended Quarterly Report on Form 10-QSB dated September 30, 1999 (filed January 11,
          2000)

          Incorporated by reference from the Registrant's Registration Statement on Form S-8 concerning the 1994 Amended and Restated Stock Option Plan (filed March 28, 2000)

          Incorporated by reference from the Registrant's Registration Statement on Form S-8 concerning the 2000 Stock Wage and Fee Payment Plan (filed March 28, 2000)

ITEM  28.  UNDERTAKINGS

The  undersigned  hereby  undertakes:

(a)  Rule  415  Offering.

     (1) During any period in which we make offers or sales, to file to a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities being offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(e)  Request For Acceleration of Effective Date.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit it to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

THE  TRACKER  CORPORATION  OF  AMERICA,
a  Delaware  corporation



By:       /s/  Bruce  I.  Lewis
    --------------------------------------------------------------
    Bruce  I.  Lewis,  Chairman  of  the  Board  and  Chief
    Executive  Officer

Dated:  June 28,  2000


     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.



                    By:  /s/  Bruce  I.  Lewis
                         ----------------------
                         Bruce  I.  Lewis
                         Chairman  of  the  Board  and  Chief  Executive Officer

Dated:  June 28,  2000